SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
          _ _

(2)	Aggregate number of securities to which transaction applies:
          _ _

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _ _

(4)	Proposed maximum aggregate value of transaction:
          _ _

(5)	Total fee paid:
          _ _

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed: _ _

2007
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

2007
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

April 26, 2007

Dear Stockholder:

You are cordially invited to attend Starwood’s Annual Meeting of Stockholders, which is being held on Thursday, May 24, 2007, at 10:00 a.m. (local time), at The Phoenician, 6000 East Camelback Road, Scottsdale, AZ 85251.

At this year’s Annual Meeting, you will be asked to (i) elect nine Directors, (ii) ratify the appointment of Ernst & Young LLP as Starwood’s independent registered public accounting firm for 2007 and (iii) approve an amendment and restatement of Starwood’s charter.

Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card promptly or authorize a proxy by telephone or over the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. If you decide to attend the meeting, you will be able to vote in person even if you have previously submitted your proxy.

We appreciate your continued support and interest in Starwood.

Very truly yours,

Bruce W. Duncan
Chairman of the Board and Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
OF
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
A Maryland Corporation

DATE:	May 24, 2007
TIME:	10:00 a.m., local time
PLACE:	The Phoenician 6000 East Camelback Road Scottsdale, AZ 85251
ITEMS OF BUSINESS:	1. To elect nine Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2. To consider and vote upon the ratification of the appointment of Ernst & Young LLP as Starwood Hotels & Resorts Worldwide, Inc.’s (the “Company”) independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To consider and vote upon the approval of an amendment and restatement of the Company’s charter.
4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
RECORD DATE:	Holders of record of the Company’s stock at the close of business on March 21, 2007 are entitled to vote at the meeting.
ANNUAL REPORT:	The Company’s 2006 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed. The Annual Report may also be obtained from the Company’s website at www.starwoodhotels.com/corporate/investor relations.html. Stockholders may also obtain, without charge, a copy of the Annual Report by contacting Investor Relations at the Company’s headquarters.
PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You can authorize a proxy to vote your shares by completing and returning the proxy card sent to you. Most stockholders can authorize a proxy over the Internet or by telephone. If Internet or telephone authorization is available to you, instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. Your promptness will assist us in avoiding additional solicitation costs.

Kenneth S. Siegel
Corporate Secretary

April 26, 2007
White Plains, New York

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have any questions about the Annual Meeting, you should contact:

Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attention: Investor Relations
Phone Number: 1-914-640-8100

If you would like additional copies of this Proxy Statement or the Annual Report, or if you have questions about the Annual Meeting or need assistance in voting your shares, you should contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Phone Number: 1-800-859-8511 (toll free)

ii

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
1111 WESTCHESTER AVENUE
WHITE PLAINS, NY 10604

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2007

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

Why did I receive this Proxy Statement?

Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company” or “Starwood”), is sending this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting. The Company is first mailing the Notice of Annual Meeting, this proxy statement and accompanying form of proxy on or about April 26, 2007.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on May 24, 2007 at 10:00 a.m. (local time), at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona 85251. If you plan to attend the Annual Meeting and have a disability or require special assistance, please contact the Company’s Investor Relations department at (914) 640-8100.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, the stockholders of the Company will consider and vote upon:

1.	The election of nine Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for 2007.

3.	The approval of an amendment and restatement of the Company’s charter (the “Charter”).

4.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of the Company at the close of business on March 21, 2007 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. You have one vote for each share of common stock of the Company (“Shares”) you held at the close of business on the Record Date on each matter that is properly submitted to a vote at the Annual Meeting, including Shares:

•	Held directly in your name as the stockholder of record,

•	Held for you in an account with a broker, bank or other nominee, and

•	Credited to your account in the Company’s Savings and Retirement Plan (the “Savings Plan”).

On the Record Date there were 216,430,679 Shares outstanding and entitled to vote at the Annual Meeting and there were 19,102 record holders of Shares. The Shares are the only outstanding class of voting securities of the Company.

Who may attend the Annual Meeting?

Only stockholders of record, or their duly authorized proxies, may attend the Annual Meeting. Since seating is limited, admission will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. To gain admittance, you must present valid picture identification, such as a driver’s license or passport. If you hold Shares in “street name” (through a broker or other nominee), you will also need to bring a copy of a brokerage statement (in a name matching your photo identification) reflecting your stock ownership as of the Record Date. If you are a representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are a representative of such stockholder.

Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many Shares must be present to hold the Annual Meeting?

The presence in person or by proxy of holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Your Shares are counted as present at the meeting if you:

•	are present in person at the Annual Meeting, or

•	have properly executed and submitted a proxy card, or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present when the Annual Meeting is convened, or if for any other reason the presiding officer believes that the Annual Meeting should be adjourned, the Annual Meeting may be adjourned by the presiding officer. If a motion is made to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on such adjournment all Shares for which such persons have voting authority.

What are broker non-votes?

If you have Shares that are held by a broker, you may give the broker voting instructions and the broker must vote as you directed. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters (i.e., election of Directors and the ratification of an independent registered public accounting firm). For non-routine matters (i.e., amendment and restatement of the Charter), however, the broker may NOT vote using its discretion. This is referred to as a broker non-vote.

How are abstentions, withheld votes and broker non-votes counted?

Shares not voted due to withheld votes, abstentions or broker non-votes with respect to the election of a Director or the ratification of the appointment of the independent registered public accounting firm will not have any effect on the outcome of such matters. Shares not voted due to withheld votes, abstentions or broker non-votes with respect to the approval of the amendment and restatement of the Charter will have the effect of a “no” vote since approval of the amendment and restatement requires the affirmative vote of at least two-thirds (2/3) of the outstanding stock.

How many votes are required to approve each proposal?

Directors will be elected by a plurality of the votes cast at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the nine nominees who receive the largest number of “FOR” votes cast will be elected as Directors. Stockholders cannot cumulate votes in the election of Directors.

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires “FOR” votes from a majority of the votes cast at the Annual Meeting, either in person or represented by properly completed or authorized proxy. If a majority of the votes cast at the Annual Meeting vote “AGAINST” ratification of the appointment of Ernst & Young, the Board and the Audit Committee will reconsider its appointment.

The amendment and restatement of the Charter requires “FOR” votes either in person or by properly authorized proxy from at least two-thirds (2/3) of the Shares that are outstanding as of the record date for the Annual Meeting.

How do I vote?

You may vote in person at the Annual Meeting or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

By Telephone:	By calling toll-free 1-800-PROXIES and following the instructions on the proxy card.
By Internet:	By following the instructions on the proxy card.
By Mail:	By signing, dating and mailing the enclosed proxy card.

If you authorize a proxy by telephone or the Internet, you should not return your proxy card.

Each Share represented by a properly completed written proxy or properly authorized proxy by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such Shares will be voted FOR the election of each of the nominees for Director, FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2007, FOR the amendment and restatement of the Charter and in the discretion of the proxy holder on any other business as may properly come before the meeting.

If you participate in the Savings Plan and have contributions invested in Shares, the proxy card will serve as a voting instruction for the trustee of the Savings Plan. You must return your proxy card to the transfer agent on or prior to May 21, 2007. If your proxy card is not received by the transfer agent by that date or if you sign and return your proxy card without instructions marked in the boxes, the trustee will vote your Shares in the same proportion as other Shares held in the Savings Plan for which the trustee received timely instructions.

How can I revoke a previously submitted proxy?

You may revoke (cancel) a proxy at any time prior to exercise of such proxy by (i) giving written notice of revocation to the Corporate Secretary of the Company with a date later than the date of the previously submitted proxy, (ii) properly authorizing a new proxy with a later date by mail, telephone or Internet, or (iii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Any notice of revocation should be sent to: Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604, Attention: Corporate Secretary.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card from the Company, it means your Shares are not all registered in the same way (for example, some are in your name and others are jointly with a spouse) and are in more than one account. Please sign and return all proxy cards you receive to ensure that all Shares held by you are voted.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each of the Director nominees, FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2007 and FOR the amendment and restatement of the Charter.

CORPORATE GOVERNANCE

The Company has adopted Corporate Governance Guidelines, which are posted on its web site at www.starwoodhotels.com/corporate/investor_relations.html, to address significant corporate governance issues. The Guidelines provide a framework for the Company’s corporate governance and cover topics including, but not limited to, Board and committee composition, Director share ownership guidelines, and Board evaluations. The Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.

The charters for the Company’s Audit Committee, Capital Committee, Compensation and Option Committee and Governance and Nominating Committee are posted on its website at www.starwoodhotels.com/corporate/investor_relations.html.

The Company has adopted a Finance Code of Ethics applicable to its Chief Executive Officer, Chief Financial Officer, Corporate Controller, Corporate Treasurer, Senior Vice President-Taxes and persons performing similar functions. The Finance Code of Ethics is posted on the Company’s web site at www.starwoodhotels.com/corporate/investor_relations.html. The Company intends to post amendments to, and waivers from, the Finance Code of Ethics that require disclosure under applicable Securities and Exchange Commission (the “SEC”) rules on its web site. In addition, the Company has a Code of Conduct applicable to all employees and directors that addresses the legal and ethical issues employees may encounter in carrying out their duties and responsibilities. Subject to applicable law, employees are required to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is posted on the Company’s web site at www.starwoodhotels.com/corporate/investor_relations.html.

You may obtain a free copy of any of these posted documents by sending a letter to the Company’s Investor Relations Department, 1111 Westchester Avenue, White Plains, New York 10604. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement.

The Company has a Disclosure Committee, comprised of certain senior executives, to design, establish and maintain the Company’s internal controls and other procedures with respect to the preparation of periodic reports filed with the SEC, earnings releases and other written information that the Company will disclose to the investment community (the “Disclosure Documents”). The Disclosure Committee evaluates the effectiveness of the Company’s disclosure controls and procedures on a regular basis and maintains written records of the disclosure controls and procedures followed in connection with the preparation of Disclosure Documents. The Company will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations.

In accordance with New York Stock Exchange (the “NYSE”) rules, the Board makes an annual determination as to the independence of the Directors and nominees for election as a director. No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. A material relationship is one that impairs or inhibits — or has the potential to impair or inhibit — a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. The Board observes all criteria for independence established by the NYSE listing standards and other governing laws and regulations. In its annual review of Director independence, the Board considers any commercial, banking, consulting, legal, accounting, charitable or other business relationships each Director may have with the Company. In addition, the Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE in effect from time to time. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Mr. Duncan, are independent directors. Mr. Duncan is not independent because he is serving as the Chief Executive Officer of the Company on an interim basis. Prior to assuming the role of Chief Executive Officer, the Board determined that Mr. Duncan was an independent director.

In making this determination, the Board took into account that other than Messrs. Hippeau, Ryder and Chapus and Ambassador Barshefsky, none of the non-employee directors has any relationship with the Company except as a

Director and stockholder of the Company. Yahoo! Inc., Amazon.com, Inc. and American Express Company and The Estee Lauder Companies, Inc., where Mr. Hippeau, Mr. Ryder and Ambassador Barshefsky are directors, respectively, are the only companies to transact business with the Company over the past three years in which any of the Company’s independent directors served as a director, executive officer or is a partner, principal or greater than 10% stockholder. In the case of each of Yahoo! Inc., Amazon.com, Inc. and The Estee Lauder Companies, Inc., the combined annual payments from the Company to each such entity and from each such entity to the Company has been less than .1% of the Company’s and/or each such other entity’s annual consolidated revenues for each of the past three years. In the case of American Express Company, with which the Company co-brands the American Express Starwood Preferred Guest credit card and which processes credit card transactions for the Company, the combined annual payments from the Company to American Express Company and from American Express Company to the Company has been less than .1% of American Express Company’s annual consolidated revenues for each of the past three years and payments from American Express were slightly more than 2% of the Company’s annual consolidated revenues for 2006 and less than 2% for 2004 and 2005. Ambassador Barshefsky serves solely as a director of American Express and derives no personal benefit from these payments. These relationships are all permitted under the NYSE independence standards. In addition, in the case of Mr. Chapus, the Board considered a transaction with Raintree Resorts International, the owner of the Club Regina Resorts in Mexico, pursuant to which the Company, among other things, purchased real assets and settled certain litigation. Certain funds of TCW/Crescent Mezzanine L.L.C. that are not managed or controlled by Mr. Chapus received some of the proceeds from such transaction in exchange for an option for Starwood to acquire certain bonds issued by Raintree Resorts International held by such funds. The Company owns a majority of the outstanding bonds issued by Raintree Resorts International. The total amount paid by the Company to these funds was $10,000,000. The Company believes that its agreement was negotiated at arms-length. Mr. Chapus has informed the Company that he did not derive any personal benefit from this agreement, although his compensation does depend, in part, on TCW’s results of operations.

Mr. Duncan, who was an independent director prior to his interim appointment as Chef Executive Officer, has served as non-executive Chairman of the Board since May 2005 until March 31, 2007 when he was appointed Chief Executive Officer on an interim basis following Mr. Heyer’s resignation. As a result, prior to March 31, 2007, the Board did not have a “lead” Director but Mr. Duncan, as Chairman, ran meetings of the Board. Following Mr. Duncan’s appointment as Chief Executive Officer on an interim basis, the Chairman of the Governance and Nominating Committee serves as the lead director at the executive meetings of the Board. Mr. Quazzo, an independent director, served as the Chairman of the Governance and Nominating Committee in 2006 and will continue to serve as Chairman of that committee until the Annual Meeting.

The Company has adopted a policy which requires the Audit Committee to approve the hiring of any current or former employee (within the last 5 years) of the Company’s independent registered public accounting firm into any position (i) as a manager or higher, (ii) in its accounting or tax departments, (iii) where the hire would have direct involvement in providing information for use in its financial reporting systems, or (iv) where the hire would be in a policy setting position. When undertaking its review, the Audit Committee considers applicable laws, regulations and related commentary regarding the definition of “independence” for independent registered public accounting firms.

The Board has a policy under which Directors who are not employees of the Company and its subsidiaries may not stand for re-election after reaching the age of 72. In addition, under this policy, Directors who are employees of the Company must retire from the Board upon their retirement from the Company. Pursuant to the Corporate Governance Guidelines, the Board also has a policy that directors who change their principal occupation (including through retirement) should voluntarily tender their resignation to the Board. Pursuant to this policy, Mr. Ryder tendered his resignation following his retirement from Readers Digest Association Inc. The Board did not accept such resignation.

The Company expects all Directors to attend the Annual Meeting and believes that attendance at the Annual Meeting is just as important as attendance at meetings of the Board of Directors and its committees. In fact, the Company typically schedules Board of Directors’ and committee meetings to coincide with the dates of its Annual Meetings. However, from time to time, other commitments prevent all Directors from attending each meeting. All Directors attended the most recent annual meeting of stockholders, which was held on May 2, 2006.

The Company has adopted a policy which permits stockholders and other interested parties to contact the Board of Directors. If you are a stockholder or interested party and would like to contact the Board of Directors you may send a letter to the Board of Directors, c/o the Corporate Secretary, 1111 Westchester Avenue, White Plains, New York 10604 or online at www.hotethics.com. You should specify in the communication that you are a stockholder or an interested party. If the correspondence contains complaints about Starwood’s accounting, internal or auditing matters or directed to the non-management directors, the Corporate Secretary will forward that correspondence to a member of the Audit Committee. If the correspondence concerns other matters, the Corporate Secretary will forward the correspondence to the Director to whom it is addressed or that is otherwise appropriate under the circumstances, attempt to handle the inquiry directly, for example where it is a request for information or a stock-related matter, or not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic. At each regularly scheduled Board meeting, the Corporate Secretary or his/her designee will present a summary of all such communications received since the last meeting that were not forwarded and shall make those communications available to the Directors upon request. This policy is also posted on the Company’s website at www.starwoodhotels.com/corporate/investor_relations.html.

The Company indemnifies its Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under the Company’s Charter, and the Company has also signed agreements with each of those individuals contractually obligating it to provide this indemnification to them.

ELECTION OF DIRECTORS

Under the Charter, each of the Company’s Directors is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the meeting. Each nominee has agreed to serve on the Board if elected. Mr. Daniel Yih will serve until the Annual Meeting of Stockholders but will not stand for reelection in 2007. Mr. Yih has served on the Company’s Board since August 1995. The Company acknowledges and expresses it thanks to Mr. Yih for the many years of devoted service he provided to the Company. Set forth below is information as of April 1, 2007 regarding the nominees for election, which has been confirmed by each of them for inclusion in this Proxy Statement.

Directors Nominated at the Annual Meeting will be Elected to Serve Until the 2008 Annual Meeting of Stockholders and Until Their Successors are Duly Elected and Qualified

Bruce W. Duncan, 55, has been serving as Chief Executive Officer on an interim basis since April 2007 and has been a private investor since January 2006. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (“EQR”), the largest publicly traded apartment company in the United States. From January 2003 to May 2005, he was President, Chief Executive Officer and Trustee, and from April 2002 to December 2002, President and Trustee, of EQR. From April 2000 until March 2002, he was a private investor. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of The Cadillac Fairview Corporation Limited, a real estate operating company. Mr. Duncan was appointed Chairman of the Boards of the Company and Starwood Hotels & Resorts, a real estate investment trust and former subsidiary of the Company (the “Trust”), in May 2005 and has served as a Director of the Company since April 1999, and was a Trustee of the Trust, since August 1995.

Adam Aron, 52, has been Chairman and Chief Executive Officer of World Leisure Partners, Inc., a leisure-related consultancy, since 2006. From 1996 through 2006, Mr. Aron served as Chairman and Chief Executive Officer of Vail Resorts, Inc., an owner and operator of ski resorts and hotels. Mr. Aron is a director of FTD Group, Inc., Rewards Network, Inc. and Marathon Acquisition Corp. Mr. Aron was elected a Director of the Company in August 2006 by the Board.

Charlene Barshefsky, 56, has been Senior International Partner at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP since September 2001. From March 1997 to January 2001, Ambassador Barshefsky was the United States Trade Representative, the chief trade negotiator and principal trade policy maker for the United States and a member of the President’s Cabinet. Ambassador Barshefsky is a director of The Estee Lauder Companies, Inc., American Express Company and Intel Corporation. Ambassador Barshefsky also serves on the Board of Directors of the Council on Foreign Relations. She has been a Director of the Company, and was a Trustee of the Trust, since October 2001.

Jean-Marc Chapus, 47, has been Group Managing Director and Portfolio Manager of Trust Company of the West, an investment management firm, and President of TCW/Crescent Mezzanine L.L.C., a private investment fund, since March 1995. Mr. Chapus has been a Director of the Company since April 1999, and was a Trustee of the Trust since November 1997. Mr. Chapus was also a Director of the Company from August 1995 to November 1997.

Lizanne Galbreath, 49, has been Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle where she also served as a Director. From 1984 to 1997, Ms. Galbreath served as a Managing Director then Chairman and CEO of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath has been a director of the Company, and was a Trustee of the Trust, since May 2005.

Eric Hippeau, 55, has been Managing Partner of Softbank Capital Partners, a technology venture capital firm, since March 2000. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. Mr. Hippeau is a director of Yahoo! Inc. Mr. Hippeau has been a Director of the Company, and was a Trustee of the Trust, since April 1999.

Stephen R. Quazzo, 47, is the Chief Executive Officer and has been the Managing Director and co-founder of Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a subsidiary of Equity Group Investments, Inc., a Chicago-based holding company controlled by Samuel Zell. Mr. Quazzo has been a Director of the Company since April 1999, and was a Trustee of the Trust, since August 1995.

Thomas O. Ryder, 62, retired as Chairman of the Board of The Reader’s Digest Association, Inc. in January 2007, a position he had held since January 1, 2006. Mr. Ryder was Chairman of the Board and Chief Executive Officer from April 1998 through December 31, 2005. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In addition, he is a director of Amazon.com, Inc. Mr. Ryder has been a Director of the Company, and was a Trustee of the Trust since April 2001.

Kneeland C. Youngblood, 51, has been a managing partner of Pharos Capital Group, L.L.C., a private equity fund focused on technology companies, business service companies and health care companies, since January 1998. From July 1985 to December 1997, he was in private medical practice. He is Chairman of the Board of the American Beacon Funds, a mutual fund company managed by AMR Investments, an investment affiliate of American Airlines. He is also a director of Burger King Holdings, Inc. and Gap, Inc. Mr. Youngblood has been a Director of the Company, and was a Trustee of the Trust, since April 2001.

The Board unanimously recommends a vote FOR election of these nominees.

Board Meetings and Committees

The Board of Directors held 8 meetings during 2006. In addition to meetings of the full Board, Directors attended meetings of individual Board committees. Each Director attended at least 75% of the total number of meetings of the full Board and committees on which he or she serves except for Mr. Chapus who attended 73.3% of the total meetings he was eligible to attend.

The Board has established Audit, Compensation and Option, Corporate Governance and Nominating, and Capital Committees, the principal functions of which are described below.

Audit Committee.  The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is currently comprised of Messrs. Ryder (chairman), Yih and Youngblood and Ms. Galbreath, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements and as defined by federal securities laws. The Board has determined that Messrs. Ryder and Yih are “audit committee financial experts” under federal securities laws and has adopted a written charter for the Audit Committee. The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of the Company. The Audit Committee selects and engages the independent registered public accounting firm to serve as auditors with whom it discusses the scope and results of their audit. The Audit Committee also discusses with the independent registered public accounting firm and with management, financial accounting and reporting principles, policies and practices and the adequacy of the Company’s accounting, financial, operating and disclosure controls. The Audit Committee met 12 times during 2006.

Compensation and Option Committee.  Under the terms of its charter, which may be viewed on the Company website at www.starwoodhotels.com/corporate/investor_relations.html, the Compensation Committee is required to consist of three or more members of the board of directors who meet the independence requirements of the NYSE, are “non-employee directors” pursuant to SEC Rule 16b-3, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation and Option Committee is currently comprised of Messrs. Chapus (chairman), Hippeau and Aron, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements. The Compensation and Option Committee makes recommendations to the Board with respect to the salaries and other compensation to be paid to the Company’s executive officers and other members of senior management and administers the Company’s employee benefits plans, including the Company’s Long-Term Incentive Compensation Plans. The Compensation and Option Committee met 7 times during 2006.

Capital Committee.  The Capital Committee is currently comprised of Ms. Galbreath (chairperson), and Messrs. Duncan, Quazzo and Aron. The Capital Committee was established in November 2005 to exercise some of the power of the Board relating to, among other things, capital plans and needs, mergers and acquisitions, divestitures and other significant corporate opportunities up to certain specified dollar levels, between meetings of the Board. The Capital Committee met 9 times during 2006.

Governance and Nominating Committee.  The Governance and Nominating Committee is currently comprised of Messrs. Quazzo (chairman) and Hippeau and Ambassador Charlene Barshefsky, all of whom are “independent” Directors, as defined by the NYSE listing requirements. Mr. Duncan also served on the committee until March 31, 2007 when he was appointed Chief Executive Officer on an interim basis. The Governance and Nominating Committee was established in May 2004, combining the functions of the Corporate Governance Committee and the Nominating Committee, to oversee compliance with the Company’s corporate governance standards and to assist the Board in fulfilling its oversight responsibilities. The Governance and Nominating Committee establishes, or assists in the establishment of, the Company’s governance policies (including policies that govern potential conflicts of interest) and monitors and advises the Company as to compliance with those policies. The Governance and Nominating Committee reviews, analyzes, advises and makes recommendations to the Board with respect to situations, opportunities, relationships and transactions that are governed by such policies, such as opportunities in which a Director or officer has a personal interest. In addition, the Governance and Nominating Committee is responsible for making recommendations for candidates for the Board of Directors, taking into account nominations made by officers, directors, employees and stockholders, recommending Directors for service on Board committees, developing and reviewing background information for candidates, making recommendations to the Board for changes to the Corporate Governance Guidelines as they pertain to the nomination or qualifications of directors or the size of the Board, if applicable. The Governance and Nominating Committee met 6 times during 2006.

This year, Mr. Aron is standing for election by the stockholders for the first time. Mr. Aron was elected a Director by the Board in 2006 and was recommended to the Board by the then Chief Executive Officer, who believed that Mr. Aron would be a valuable addition to the Board based on his hospitality industry knowledge and experience. The Governance and Nominating Committee conducted its own evaluation and interviewed Mr. Aron before making its recommendation to nominate him.

There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a diverse group of candidates who possess the background, skills and expertise relevant to the business of the Company or candidates that possess a particular geographical or international perspective. The Board looks for candidates with qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. The Board seeks to insure that at least 2/3 of the directors are independent under the Company’s Governance Guidelines (or at least a majority are independent under the rules of the NYSE), and that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the NYSE and at least one of them qualifies as an “audit committee financial expert” under applicable federal securities laws. Annually the Governance and Nominating Committee reviews the qualifications and backgrounds of the Directors, the overall composition of the Board, and recommends to the full Board the slate of Directors to be recommended for nomination for election at the annual meeting of stockholders.

The Board does not believe that its members should be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, the Governance and Nominating Committee and the full Board will take into account the nature of and time involved in a Director’s service on other boards in evaluating the suitability of individual Directors and making its recommendations to Company stockholders. Service on boards and/or committees of other organizations should be consistent with the Company’s conflict of interest policies.

The Governance and Nominating Committee may from time-to-time utilize the services of a search firm to help identify candidates for Director who meet the qualifications outlined above.

The Governance and Nominating Committee will consider candidates nominated by stockholders. Under the Company’s Bylaws, stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary, 1111 Westchester Avenue, White Plains, New York 10604,

and be received by the Corporate Secretary no later than the close of business on the 75th day nor earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with the Company’s Bylaws, such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, and a statement as to the qualification of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of Shares which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Although it has no formal policy regarding stockholder nominees, the Governance and Nominating Committee believes that stockholder nominees should be reviewed in substantially the same manner as other nominees.

The Company provides a comprehensive orientation for all new Directors. It includes a corporate overview, one-on-one meetings with senior management and an orientation meeting. In addition, all Directors are given written materials providing information on the Company’s business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than ten percent of the outstanding Shares, file with the SEC (and provide a copy to the Company) certain reports relating to their ownership of Shares.

To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company for the fiscal year ended December 31, 2006, and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its Directors, Trustees, executive officers and greater than 10 percent beneficial owners were complied with for the most recent fiscal year, except that (i) Mr. Heyer failed to timely file one Form 4 with respect to two transactions, (ii) Mr. Gellein failed to timely file two Form 4s, one with respect to two transactions and one with respect to one transaction and (iii) each of the other directors (other than Mr. Aron) failed to timely file one Form 4 with respect to one transaction. These reports were filed late by the Company on behalf of the individuals due to administrative error.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed and is requesting ratification by stockholders of the appointment of Ernst & Young as the Company’s independent registered public accounting firm. While not required by law, the Board is asking the stockholders to ratify the selection of Ernst & Young as a matter of good corporate practice. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, the Board and the Audit Committee will reconsider the selection of the independent registered public accounting firm.

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2007.

APPROVAL OF AN AMENDMENT AND
RESTATEMENT OF THE COMPANY’S CHARTER

This proposal requests the Company’s stockholders to approve an amendment and restatement of the Charter, as described below. The summary below does not purport to be complete and you are encouraged to read the full text of the charter, as proposed to be amended. A copy of the charter, marked to show changes against the current charter, is attached to this proxy statement as Appendix A.

Reasons for, and General Effect of, the Proposed Amendment and Restatement of the Charter

On April 10, 2006, the Company consummated a transaction with Host Hotels & Resorts (“Host”) pursuant to which, among other things, Starwood Hotels & Resorts, a real estate investment trust and then subsidiary of the

Company (the “Trust”), was merged into a subsidiary of Host (the “Host Merger”). Following the consummation of the Host Merger, the Trust was no longer a subsidiary of the Company.

As a result of the Host Merger, certain provisions of the Company’s charter are no longer necessary. These provisions include:

•	Direct References. Several sections of the current Charter make references to matters that are directly related to the Trust and its status as a subsidiary of the Company. These include: (i) references to “excess shares” of common stock in paragraph (a) Article Fifth, (ii) references to dividends paid by the Trust in paragraph (b)(2)(A) and (B) of Article Fifth, (iii) a reference to the fair market value of Trust securities attached to the Company’s common stock in paragraph (b)(6)(A) of Article Fifth and (iv) a reference to the pairing of the securities of the Trust and the Company in paragraph (c) of Article Fifteenth. If this proposal is approved, all such references will be removed from the Charter.

•	Transfer Restrictions. The Charter contemplates that the Class B Shares of the Trust are to be paired with the Shares. In order for the Trust to maintain its qualification as a real estate investment trust, certain restrictions on the transferability and ownership of Class B Shares were required to be included in its Declaration of Trust. Due to the pairing of the Class B Shares with the Common Shares, the same restrictions (the “Transfer Restrictions”) were included in Article Ninth of the Company’s Charter. In conjunction with the Host Merger, however, the Class B Shares and the Common Shares were de-paired. It is no longer necessary, therefore, for the Transfer Restrictions to be included in the Company’s Charter. If this proposal is approved, the Transfer Restrictions will be removed from the Charter.

In addition, paragraphs (h)(1) and (h)(3) of Article Fifteenth (definitions relating to gaming provisions in the Charter) have been updated to remove specific references to Nevada and New Jersey gaming authorities and New Jersey statutes with general provisions relating to compliance with applicable gaming laws. If this proposal is approved, such specific references will be removed from the Charter and the Company will be governed by the general references.

The proposed amendment and restatement of the Charter has already been approved, declared advisable and recommended by the Board.

Procedures for Amending and Restating the Company’s Charter

If this proposal is approved by stockholders, the Company will file the Articles of Amendment and Restatement with the Department of Assessments and Taxation of Maryland as soon as practicable after the Annual Meeting. The Articles of Amendment and Restatement will be effective upon such filing and acceptance for record by the Department of Assessments and Taxation of Maryland.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CHARTER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables show the number of Shares “beneficially owned” by (i) all persons known to the Company to be the beneficial owners of more than 5% of the outstanding Shares at December 31, 2006 and (ii) each of the Directors, nominees for Director and Named Executive Officers of the Company, and (iii) Directors, nominees for Director, Named Executive Officers and executive officers (who are not Named Executive Officers) as a group, at January 31, 2007. “Beneficial ownership” includes Shares a stockholder has the power to vote or the power to transfer, and also includes stock options and other derivative securities that were exercisable at that date, or as of that date will become exercisable within 60 days thereafter. In the case of holdings of Directors and executive officers, percentages are based upon the number of Shares outstanding at January 31, 2007, plus, where applicable, the number of Shares that the indicated person had a right to acquire within 60 days of such date. The information in the tables is based upon information provided by each Director and executive officer and, in the case of the beneficial owners of more than 5% of the outstanding Shares, the information is based upon Schedules 13G filed with the SEC.

Certain Beneficial Owners

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

FMR Corp.	19,671,876	9.28%	(1)
82 Devonshire St.
Boston, MA 02109
Wellington Capital Management, LLP	15,752,286	7.43%	(2)
75 State Street
Boston, MA 02109
Morgan Stanley	12,273,640	5.80%	(3)
1585 Broadway
New York, New York 10036

(1)	Based on information contained in a Schedule 13G, dated February 14, 2007 (the “FMR 13G”), filed with respect to the Company, 18,102,427 Shares are held by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. (“FMR”); 52,800 Shares are held by Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR; 1,087,768 Shares are held by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR; 427,500 Shares are held by Fidelity International Limited, a foreign based entity that provides investment advisory and management services to non-U.S. investment companies (“FIL”) and 1,381 Shares are held by Strategic Advisers, Inc., a registered investment adviser and wholly owned subsidiary of FMR. The interest of one person, Real Estate Invest Portfolio, an investment company registered under the Investment Company Act of 1940, in the Shares amounted to 12,127,960 Shares or 5.721 of the total outstanding Shares at December 31, 2006. According to the FMR Schedule 13G, FMR and Edward C. Johnson 3rd, Chairman of FMR, each have sole dispositive power with respect to 18,102,427 Shares and neither FMR nor Mr. Johnson have the sole power to vote or direct the voting of Shares. FIL has sole power to vote and direct the voting of 398,700 Shares and the sole dispositive power with respect to 427,500 Shares. Through ownership of voting common stock and the execution of a certain stockholder’s voting agreements, members of the Edward C. Johnson 3rd family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(2)	Based on information contained in a Schedule 13G/A, dated February 14, 2007 (the “Wellington Capital 13G”), filed with respect to the Company. Wellington Capital Management, LLP filed the Wellington Capital 13G in its capacity as investment adviser, and indirect beneficial owner of securities held of record by its clients. Wellington Capital, in its capacity as investment advisor, may be deemed to beneficially own an aggregate amount of 15,752,286 Shares. Wellington Capital is an investment adviser and has shared voting power over 12,298,896 and shared dispositive power over 15,752,286 Shares. Clients of Wellington Capital have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. No such account holds more than 5% of the class.

(3)	Based on information contained in a Schedule 13G, dated February 15, 2007 (the “Morgan Stanley 13G”), filed with respect to the Company, Morgan Stanley filed the Morgan Stanley 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, certain of its operating units. Morgan Stanley beneficially owns an aggregate amount of 12,273,640 Shares. Morgan Stanley has sole voting power with respect to 9,278,795 Shares, shared voting over 3,062 Shares and sole dispositive power over 12,273,640 Shares.

Directors and Executive Officers of the Company

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class(1)

Adam Aron	13,772	(3)		(4)
Charlene Barshefsky	36,189	(2)(3)		(4)
Javier Benito	29,107	(3)		(4)
Jean-Marc Chapus	69,825	(3)		(4)
Bruce W. Duncan	146,887	(2)(3)(5)		(4)
Lizanne Galbreath	12,639	(2)(3)		(4)
Raymond L. Gellein, Jr.	205,567	(3)		(4)
Steven J. Heyer	203,797	(3)		(4)
Eric Hippeau	59,794	(2)(3)		(4)
Matthew Ouimet	0			(4)
Vasant Prabhu	169,419	(3)		(4)
Stephen R. Quazzo	78,435	(3)(6)		(4)
Thomas O. Ryder	42,591	(2)(3)		(4)
Kenneth S. Siegel	155,283	(3)		(4)
Daniel W. Yih	34,443	(2)(3)		(4)
Kneeland C. Youngblood	37,786	(3)		(4)
All Directors, Nominees for Directors and executive officers as a group (14 persons)	1,062,630	(7)		(4)

(1)	Based on the number of Shares outstanding on January 31, 2007 and Shares issuable upon exercise of options exercisable within 60 days from January 31, 2007.

(2)	Amount includes the following number of “phantom” stock units received as a result of the following Directors’ election to defer Directors’ Annual Fees: 17,335 for Mr. Yih; 14,643 for Mr. Hippeau; 13,576 for Mr. Duncan; 9,597 for Mr. Ryder; 2,000 for Ambassador Barshefsky and 1,641 for Ms. Galbreath.

(3)	Includes Shares subject to options exercisable as of January 31, 2007 and options and restricted Shares that will become exercisable or vest within 60 days of January 31, 2007, as follows: 203,797 for Mr. Heyer; 171,948 for Mr. Gellein; 167,271 for Mr. Prabhu; 111,685 for Mr. Siegel; 54,990 for Mr. Quazzo; 52,490 for Mr. Chapus; 45,151 for Mr. Hippeau; 43,992 for Mr. Duncan; 32,994 for Messrs. Ryder and Youngblood; 29,107 for Mr. Benito; 27,495 for Ambassador Barshefsky; 10,998 for Mr. Yih and Ms. Galbreath and 3,375 for Mr. Aron.

(4)	Less than 1%.

(5)	Includes 89,239 Shares held by The Bruce W. Duncan Revocable Trust of which Mr. Duncan is a Trustee and beneficiary.

(6)	Includes 23,445 Shares held by a trust of which Mr. Quazzo is settlor and over which he shares investment control.

(7)	Includes amounts held by the Named Executive Officers listed on the Summary Compensation Table who were executive officers on April 1, 2007.

The following table provides information as of December 31, 2006 regarding Shares that may be issued under equity compensation plans maintained by the Company.

Equity Compensation Plan Information-December 31, 2006

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	23,947,218	$28.45	70,012,691	(1)
Equity compensation plans not approved by security holders	—	—

Total	23,947,218	$28.45	70,012,691

(1)	Does not include deferred share units (that vest over three years and may be settled in Shares) that have been issued pursuant to the Executive Annual Incentive Plan (“Executive AIP”). Prior to 2005, the Executive AIP did not limit the number of deferred share units that may be issued. This plan has been amended to provide for a termination date of May 26, 2009 to comply with new NYSE requirements. Following the effective date of the amendment, deferred share units are issued under the Company’s Long Term Incentive Compensation Plan. In addition, 10,859,216 Shares remain available for issuance under the Company’s Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code.

EXECUTIVE COMPENSATION

I.	COMPENSATION DISCUSSION AND ANALYSIS

A.	Overview of Starwood’s Executive Compensation Program

1.	Program Objectives and Other Considerations

Objectives.  As a consumer lifestyle company with a branded hotel portfolio at its core, the Company operates in a competitive, dynamic and challenging business environment. In step with this mission and environment, the Company’s executive compensation program for our principal executive officer, principal financial officer and the other executive officers at December 31, 2006 whose compensation is reported in this proxy (our “Named Executive Officers”) has the following key objectives:

•	Attract and Retain: We seek to attract and retain talented executives from within and outside the hospitality industry who understand the importance of innovation, brand enhancement and consumer experience. We are working to reinvent the hospitality industry, and one element of this endeavor is to bring in key talent from other industries. Therefore, overall program competitiveness must take these other markets into account.

•	Motivate: We seek to motivate our executives to sustain high performance and achieve corporate financial and strategic/operational goals over the course of business cycles and various market conditions.

•	Align Interests: We endeavor to align the interests of stockholders and our executives by tying executive compensation to the Company’s business results and stock performance. Moreover, we strive to keep the executive compensation program transparent, easily understood, in line with market practices and consistent with high standards of good corporate governance.

What the Program Intends to Reward.  Our executive compensation program is strongly weighted toward variable compensation tied to Company results. Specifically, our compensation program for Named Executive Officers is designed to reward the following:

•	Alignment with Stockholders: A significant portion of Named Executive Officer compensation is delivered in the form of equity, ensuring that long term compensation is strongly tied to stockholder returns.

•	Achievement of Company Financial Objectives: A portion of Named Executive Officer compensation is tied directly to the Company’s financial performance.

•	Achievement of Strategic/Operational Objectives: A portion of Named Executive Officer compensation is tied to achievement of specific individual objectives that are directly aligned with execution of our business strategy. These objectives may be related to, among others, operational excellence, brand enhancement, innovation, growth, customer experience and/or teamwork.

•	Overall Leadership and Stewardship of the Company: Leadership, teambuilding, and development of future talent are key success factors for the Company and a portion of compensation for the Named Executive Officers is dependent on satisfaction of enumerated leadership competencies.

2.	Roles and Responsibilities

Our Compensation and Option Committee (“Compensation Committee”) is responsible for, among other things, the establishment and review of compensation policies and programs for our executive officers and ensuring that these executive officers are compensated in a manner consistent with the objectives and principles outlined above. It also monitors the Company’s executive succession plan, reviews and monitors the Company’s performance as it affects the Company’s employees and the overall compensation policies for the Company’s employees.

The Compensation Committee makes all compensation decisions for our Named Executive Officers. Our Chief Executive Officer, together with the Chief Administrative Officer and SVP — Human Resources, annually reviews the performance of each other Named Executive Officer and presents to the Compensation Committee his conclusions and recommendations, including salary adjustments and annual incentive compensation amounts (as described in more detail in subsection B under the heading Incentive Compensation below). The Compensation Committee may exercise its discretion in modifying any recommended salary adjustments or awards to these executives.

The role of the Company’s management is to provide reviews and recommendations for the Compensation Committee’s consideration, and to manage operational aspects of the Company’s compensation programs, policies and governance. Direct responsibilities include, but are not limited to, (i) providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives, (ii) recommending changes, if necessary, to ensure achievement of all program objectives and (iii) recommending pay levels, payout and/or awards for executive officers other than the Chief Executive Officer. Management also prepares tally sheets which describe and quantify all components of total compensation for our Named Executive Officers, including salary, annual incentive compensation, long-term incentive compensation, deferred compensation, outstanding equity awards, benefits, perquisites and potential severance and change-in-control payments. The Compensation Committee reviews and considers these tally sheets in making compensation decisions for our Named Executive Officers.

The Compensation Committee has retained Mercer Human Resource Consulting as its compensation consultant to assist in the development and evaluation of compensation policies and the Compensation Committee’s determination of compensation awards. The role of Mercer Human Resource Consulting is to provide objective, third-party advice and expertise in executive compensation issues. The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. Mercer personnel involved in matters within the purview of any Board Committee do not participate in any other services provided by Mercer to the Company. The Committee believes that the other services provided by Mercer to the Company, which represented about half of Mercer’s total fees from the Company for 2006, do not impair Mercer’s ability to provide an objective perspective to the Committee’s deliberations regarding CEO and other executive officer compensation. Management of the Company has retained Pearl Meyer & Partners to assist it in developing and evaluating compensation policies to recommend to the Compensation Committee.

B.	Elements of Compensation

1.	Primary Elements

The primary elements of the Company’s compensation program for our Named Executive Officers are:

•	Base Salary

•	Incentive Compensation

ο	Annual Incentive Compensation

ο	Long-Term Incentive Compensation

•	Benefits and Perquisites

We describe each of these elements below and explain why we pay each element and how we determine the amount of each element.

Base Salary.  The Company believes it is essential to provide our Named Executive Officers with competitive base salaries that will enable the Company to continue to attract and retain critical senior executives from within and outside the hospitality industry. In the case of Named Executive Officers other than the Chief Executive Officer, base salary typically accounts for approximately 20% of total compensation at target, i.e., total compensation excluding benefits and perquisites, and is generally targeted at the median of the Company’s peer group. In the case of Mr. Heyer, base salary for 2006 was limited to $1 million in order to keep this element of his compensation below the levels established by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the deductibility of non-performance-based compensation above that amount. As a result, base salary accounted for approximately 6.6% of total compensation at target for Mr. Heyer. Base salary serves as a minimum level of compensation to Named Executive Officers in circumstances when achieving

Company financial and strategic/operational objectives becomes challenging and the level of incentive compensation is impacted. Salaries for Named Executive Officers are generally based on the responsibilities of each position and are reviewed annually against similar positions among a group of peer companies developed by the Company and its advisors consisting of similarly-sized hotel and hospitality companies as well as other companies representative of markets in which we compete for key executive talent. See the Background Information on the Executive Compensation Program — Use of Peer Data section beginning on page 22 below for a list of the peer companies used in this analysis. We generally seek to position base salaries of our Named Executive Officers at or near the market median for similar positions.

Incentive Compensation.  Incentive compensation includes annual incentive awards under the Company’s Annual Incentive Plan for Certain Executives (the “Executive Plan”) and its Annual Incentive Plan (the “AIP”) as well as long-term incentive compensation in the form of equity awards under the Company’s 2004 Long-Term Incentive Plan (“LTIP”). Incentive compensation typically accounts for approximately 80% of total compensation at target (93.4% for Mr. Heyer), with annual incentive compensation and long term incentive compensation accounting for 20% and 60%, respectively (13.2% and 80.2% for Mr. Heyer, respectively). The Company’s emphasis on incentive compensation results in total compensation at target that is set at approximately the 65th percentile level relative to the Company’s peer group, but that is highly dependent on performance. The Company believes that this structure allows it to provide each Named Executive Officer with substantial incentive compensation opportunities if performance objectives are met. The Company believes that the allocation between base and incentive compensation is appropriate and beneficial because:

•	it promotes the Company’s competitive position by allowing it to provide Named Executive Officers with competitive compensation if targets are met;

•	it targets and attracts highly motivated and talented executives within and outside the hospitality industry;

•	it aligns senior management’s interests with those of stockholders;

•	it promotes achievement of business and individual performance objectives; and

•	it provides long-term incentives for Named Executive Officers to remain in the Company’s employ.

Annual Incentive Compensation.  Annual incentives are a key part of the Company’s executive compensation program. The incentives directly link the achievement of Company financial and strategic/operational performance objectives to executive pay. Annual incentives also provide a complementary balance to equity incentives (discussed below). Each Named Executive Officer has an annual opportunity to receive an award under either the stockholder-approved Annual Incentive Plan for Certain Executives (the “Executive Plan”) or the Annual Incentive Plan (the “AIP”). If and when earned, awards are typically paid to Named Executive Officers partly in cash and partly as deferred equity awards in the form of deferred stock units (under the Executive Plan) or shares of restricted stock (under the Annual Incentive Plan). The deferred stock units and shares of restricted stock vest over a two or three year period, depending on the applicable plan. See additional detail regarding these deferred equity awards in the Long-Term Incentive Compensation section below.

Minimum Thresholds.

For Mr. Heyer and for Mr. Ouimet, the annual incentive award for 2006 was paid under the Executive Plan. Each year, the Compensation Committee establishes in advance a threshold level of earnings before interest, taxes, depreciation and amortization (“EBITDA”) that the Company must achieve in order for any bonus to be paid under the Executive Plan for that year. The Executive Plan also specifies a maximum bonus amount, in dollars, that may be paid to any executive for any 12-month performance period. When the threshold is established at the beginning of a year, the achievement of the threshold is considered substantially uncertain for purposes of Section 162(m) of the Code, which is one of the requirements for compensation paid under the Executive Plan to be deductible as performance-based compensation under Section 162(m). It is ordinarily expected, however, that the Company will be able to achieve the minimum threshold by its financial performance. To determine the actual bonus to be paid for a year, if the threshold is met and subject to the maximum described above, the Compensation Committee also establishes specific annual Company financial and strategic/operational performance targets and a related target bonus amount for each executive. These financial and strategic/operational targets are described below.

Awards for other Named Executive Officers for 2006 were made under the AIP. Each year, the Compensation Committee establishes in advance the specific annual Company financial and strategic/operational performance targets and a related target bonus amount based on grade level (expressed as a percentage of salary) for each executive. These financial and strategic/operational performance targets are described below. As part of this process, the Compensation Committee also determines in advance two thresholds, one of which must be achieved for the relevant year in order for any bonus to be paid under the financial performance component of the AIP for that year: (i) a minimum level of operating income that must be achieved by the Company for the year, or (ii) specified non-financial performance levels that must be achieved by AIP participants overall for the year. It is ordinarily expected that the Company or the AIP participants will be able to achieve these minimum thresholds. Generally, a Named Executive Officer will receive payment of an award under the AIP only if he remains employed by the Company on the award payment date. However, pro-rata awards may be paid at the discretion of the Compensation Committee in the event of death, disability or retirement.

Additional Criteria.

If the minimum thresholds under the Executive Plan and AIP are met for a year, the financial and strategic/operational goals referenced above are then used to determine a Named Executive Officer’s actual bonus, as follows:

•	Financial Goals. The Company financial goals for Named Executive Officers under the Executive Plan and AIP consist of a combination of EBITDA and earnings per share targets for Mr. Heyer and operating income and earnings per share targets for our other Named Executive Officers. Performance against these targets determined 60% of Mr. Heyer’s target opportunity and 50% of the target opportunities for the other Named Executive Officers. Once minimum performance is attained, actual incentives paid to Named Executive Officers for financial performance may range from 50% to 200% of the pre-determined target amount for this category of performance. For Mr. Heyer and Mr. Ouimet, under the Executive Plan, the range began at 0% even if minimum performance was attained.

•	Strategic/Operational Goals. The strategic/operational performance goals for Named Executive Officers under the Executive Plan and AIP consist of “Big 5” and leadership competency objectives that link individual contributions to execution of our business strategy and major financial and operating goals. “Big 5” refers to each executive’s specific deliverables within the Company’s critical performance categories — operational excellence, brand enhancement, innovation, growth, and customer experience. As part of a structured process that cascades down throughout the Company, these objectives are developed at the beginning of the year, and they integrate and align an executive with the Company’s strategic and operational plan. Achievement of “Big 5” objectives typically accounts for 80% of the strategic/operational performance evaluation, and achievement of leadership competency objectives typically accounts for 20% of such evaluation. The portion of annual incentive awards attributable to strategic/operational performance represents 40% of Mr. Heyer’s target opportunity and 50% of the target opportunities for the other Named Executive Officers. Actual incentives paid to Named Executive Officers for strategic/operational performance may range from 0% to 175% of the pre-determined target amount for this category of performance. The evaluation process for Mr. Heyer and the other Named Executive Officers with respect to each executive’s strategic/operational goals is described below.

As the Company generally sets target incentive award opportunities above market median, the financial and strategic/operational goals to achieve such award levels are considered stretch but achievable, representing above-market performance. Consistent with maintaining these high standards, the Compensation Committee retains the ability to consider whether an adjustment of the financial goals for any year is necessitated by exceptional circumstances, e.g., an unanticipated and material downturn in the business cycle that triggers, in response, an increased focus by the Compensation Committee on the Company’s performance relative to the industry. This ability is intended to be narrowly and infrequently used and would, if applicable, be detailed in the proxy.

Viewed on a combined basis once minimum performance is attained, the annual incentive payments attributable to both Company financial and strategic/operational performance range from 25% — 187.5% of target for the Named Executive Officers (0% — 187.5% for Mr. Heyer and Mr. Ouimet under the Executive Plan).

Over the past five years, the Company has achieved financial performance in excess of the target level three times, it achieved the maximum performance level once in 2004 and did not meet target performance once in 2002 following the events of September 11, 2001 and the subsequent weakening of the global economy. Taking both Company and individual performance into account, the payout percentage for the Named Executive Officers over the past five years has ranged from 45% to 175% of the executive’s target award opportunity with an average payout percentage for these individuals over the past five years of 122% of the target award opportunity. Generally, the Compensation Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. The following table details the actual payout percentages for the Named Executive Officers over the last five years.

	2002		2003	2004	2005	2006
Name	(%)		(%)	(%)	(%)	(%)

Heyer	—		—	100	150	100
Ouimet	—		—	—	—	108
Prabhu	—		—	145	148	130
Siegel	83		95	175	155	135
Gellein	100	(1)	133	145	136	141
Benito	—		—	—	138	65
Darnall	45		70	158	155	—

(1)	Mr. Gellein’s financial performance bonus component from 2002 through 2006 was based on the performance of Starwood Vacation Ownership, Inc. (formerly Vistana, Inc.), Starwood’s vacation ownership subsidiary, which was not as adversely impacted by the aftermath of the events of September 11, 2001 as was the Company as a whole.

Evaluation Process for Strategic/Operational and Other Goals.

Mr. Heyer.  In the case of Mr. Heyer, the Board of Directors reviewed Mr. Heyer’s performance and had issues with regard to Mr. Heyer’s management style that led the Board to lose confidence in his leadership. Mr. Heyer resigned his position as Chief Executive Officer effective March 31, 2007. The Committee considered Mr. Heyer’s financial, strategic and people contributions, and unanimously recommended an annual incentive compensation payment for 2006 of $2,000,000. As permitted by the Executive Plan, the Committee also unanimously determined that none of this annual incentive would be deferred as an equity award. Effective March 31, 2007, the Company and Mr. Heyer entered into an Agreement and General Release, in which the parties agreed that this would be Mr. Heyer’s entire annual incentive compensation for 2006.

Other Named Executive Officers.  With oversight and input from the Compensation Committee, the Chief Executive Officer, together with the Chief Administrative Officer and SVP — Human Resources, conducts a formal performance review process each year during which he evaluates how each other Named Executive Officer performed against the officer’s strategic/operational performance goals for the prior year. The Chief Executive Officer conducts this evaluation through the Performance Management Process (“PMP”), which results in a PMP rating for each executive. This PMP rating corresponds to a payout range under the AIP determined annually by the Compensation Committee for that rating. As noted, for 2006 the portion of the AIP payouts based on PMP ratings could range from 0% to 175% of target. Where necessary to preserve the competitive position of the Company’s compensation scale, the Chief Executive Officer may recommend a market adjustment to the base amount that is subjected to this percentage. At the conclusion of his review, the Chief Executive Officer submits his recommendations to the Compensation Committee for final review and approval. In determining the actual award payable to a Named Executive Officer under the Executive Plan or AIP, as applicable, the Compensation Committee reviews the Chief Executive Officer’s evaluation and makes a final determination as to how the executive performed against his strategic/operational goals for the year. The Compensation Committee also determines, based on management’s report, the extent to which the Company’s financial performance goals were achieved and whether the Company achieved the applicable minimum threshold(s) required to pay awards. The Chief Executive Officer also meets in executive session with the Board of Directors to inform the Board of his performance assessments regarding the Named Executive Officers and the basis for the compensation recommendations he presented to the Compensation Committee.

Annual Incentive awards made to our Named Executive Officers under the Executive Plan and the AIP with respect to 2006 performance are reflected in the Summary Compensation Table on page 25 and described in the accompanying narrative.

Long-Term Incentive Compensation.  Like the annual incentives described above, long-term incentives are a key part of the Company’s executive compensation program. Long-term incentives are strongly tied to returns achieved by stockholders, providing a direct link between the interests of stockholders and the Named Executive Officers. Long-term incentive compensation for our Named Executive Officers consists primarily of equity compensation awards granted annually under the Company’s 2004 Long-Term Incentive Plan (“LTIP”) and secondarily of the portion of the Executive Plan and AIP awards that are deferred in the form of deferred stock units and shares of restricted stock, respectively. Taken together, approximately 70% of total compensation at target is equity-based long term incentive compensation.

The Compensation Committee generally granted awards under the LTIP annually to Mr. Heyer that were a combination of stock options and restricted stock units. Mr. Heyer’s employment agreement, which reflected a significant emphasis on stock options, provided for a minimum number of options and restricted stock units to be granted each year, and Mr. Heyer was granted the minimum number in 2006. We believe an emphasis on at-risk equity compensation (i.e., stock options) was particularly appropriate for the leader of a management team committed to the creation of stockholder value.

The Compensation Committee generally grants awards under the LTIP annually to all other Named Executive Officers that are a combination of stock options and restricted stock awards. In 2006, Mr. Ouimet received an annual grant of stock options and shares of restricted stock as well as a sign-on grant of restricted stock units in amounts determined pursuant to his employment agreement. For the other Named Executive Officers, in 2006 we used a grant approach which takes into account both share count and share value in making LTIP awards. Under this hybrid approach, an overall award value, in dollars, was determined for each executive. We generally targeted the value of these awards so that total compensation at target is set at the 65th percentile of our peer group, though individual awards may have been higher or lower based on individual performance (determined as described in the AIP assessment above). The number of restricted stock shares is calculated by dividing 50% of the award value by the fair market value of the company’s stock on the grant date. The number of stock options has generally been determined by dividing the remaining 50% of the award value by the fair market value of the company’s stock on the grant date and multiplying the result by three.

The exercise price for each stock option is equal to fair market value of the Company’s common stock on the option grant date. See the section entitled “Equity Grant Practices” on page 24 below for a description of the manner in which we determine fair market value for this purpose. Currently, most stock options vest in 25% increments annually starting with the first anniversary from the date of grant, subject to accelerated vesting of options granted in 2006 on the 18 month anniversary of the grant date for associates who are retirement eligible, as defined in the LTIP (Mr. Gellein is currently retirement eligible); different rules regarding accelerated vesting upon retirement apply to options granted prior to 2006 (see footnote 2 to the Outstanding Equity Awards at Fiscal Year-End table on page 30). If unexercised, stock options expire 8 years from the date of grant, or earlier in the event of termination of employment. Stock options provide compensation only when vested and only if the Company’s stock price appreciates and exceeds the exercise price of the option. Therefore, during business downturns, option awards may not represent any economic value to an executive.

Restricted stock units and restricted stock provide some measure of mitigation of business cyclicality while maintaining a direct tie to share price. The Company seeks to enhance the link to stockholder performance by building a strong retention incentive into the equity program. Consequently, restricted stock units and awards do not vest for three years after the grant date, subject to accelerated vesting of awards granted in 2006 on the 18 month anniversary of the grant date for associates who are retirement eligible under the LTIP; different rules regarding accelerated vesting upon retirement apply to awards granted prior to 2006 (see footnote 3 to the Outstanding Equity Awards at Fiscal Year-End table on page 31). This delayed vesting places an executive’s long term compensation at risk to share price performance for a significant portion of the business cycle, while encouraging long-term retention of executives.

As mentioned above, Named Executive Officers have a mandatory deferral of 25% of their awards under the Executive Plan and AIP in the form of deferred stock units or shares of restricted stock, unless reduced by the Committee (as done, for example, for Mr. Heyer’s 2006 award). As such, the awards combine performance-based compensation with a further link to stockholder interests. First, amounts must be earned based on annual Company financial and strategic/operational performance under the AIP and Executive Plan. Second, these already earned amounts are put at risk through a vesting schedule. Vesting occurs in installments for employment over a two year period (three years for Mr. Heyer and Mr. Ouimet under the Executive Plan). Third, these earned amounts become subject to share price performance. Primarily in consideration of this vesting risk being applied to already earned compensation (but also taking into account the enhanced stockholder alignment that results from being subject to share performance), the deferred amount is increased by 33% of value. The Compensation Committee has the discretion to accelerate vesting or pay out deferred amounts in cash (without interest and without the percentage increase in value) in a limited number of termination circumstances (e.g., involuntary terminations or retirements).

Mr. Heyer agreed not to sell any portion of the share awards he received so long as he remained employed by the Company. Accordingly, in order to avoid triggering the tax obligation that occurs when restricted stock vests, which could occur while he was not permitted to sell Shares, the Company issued this portion of Mr. Heyer’s annual LTIP awards in the form of restricted stock units. These are taxed when Shares are delivered and they provided for the delivery of Shares for vested units six months following the date of Mr. Heyer’s termination of employment (30 days in the event of his death). The resale restriction did not, however, apply to Shares issued to Mr. Heyer upon exercise of his Company stock options or to the portion of Mr. Heyer’s annual incentive award that was deferred in the form of deferred stock units.

Benefits and Perquisites.  Base salary and incentive compensation are supplemented by benefits and perquisites.

Current Benefits.  The Company provides employee benefits that are consistent with local practices and competitive markets, including group health benefits, life and disability insurance, medical and dependent care flexible spending accounts and a pre-tax premium payment arrangement. Each of these benefits is provided to a broad group of employees within the Company and our Named Executive Officers participate in the arrangements on the same basis as other employees.

Perquisites.  As reflected in the Summary Compensation Table below, the Company provides certain perquisites to select Named Executive Officers when necessary to provide an appropriate compensation package to those Named Executive Officers, particularly in connection with enabling the executives and their families to smoothly transition from previous positions which may require relocation.

For example, in 2006 the Company reimbursed Mr. Ouimet for $10,720 of legal fees incurred negotiating his employment agreement with the Company. In addition, Mr. Ouimet’s employment agreement provides that the Company will reimburse his expenses for travel to and from his California home, including but not limited to use of chartered aircraft, for the first 12 months of his employment with the Company. The Company also provided Mr. Ouimet with relocation benefits associated with the sale of his home in California.

Mr. Heyer and his immediate family had access to a Company owned or leased airplane on an “as available” basis for personal travel, i.e., assuming such plane was not needed for business purposes, with an obligation to reimburse for personal use based upon the Company’s usual method for computing such charges, which is currently based on the Standard Industry Fare Level rate.

The employment agreement between the Company and Mr. Heyer required the Company to pay the premiums on a $10,000,000 insurance policy on Mr. Heyer’s life, the proceeds of which are payable to a beneficiary designated by Mr. Heyer. The Company grossed up the amount of income imputed to Mr. Heyer annually with respect to this coverage. In addition, pursuant to the employment agreement, the Company provided Mr. Heyer with an annual allowance for tax and financial planning assistance and paid his country club dues.

The Company also reimburses Named Executive Officers generally for travel expenses and other out-of-pocket costs incurred with respect to attendance by their spouses at one meeting of the Board each year.

Retirement Benefits.  The Company maintains a tax-qualified retirement savings plan pursuant to Code section 401(k) for a broadly-defined group of eligible employees that includes the Company’s Named Executive Officers. Eligible employees may contribute a portion of their eligible compensation to the plan on a before-tax basis, subject to certain limitations prescribed by the Code. The Company matches 100% of the first 2% of eligible compensation and 50% of the next 2% of eligible compensation that an eligible employee contributes. These matching contributions, as adjusted for related investment returns, become fully vested upon the eligible employee’s completion of three years of service with the Company. Our Named Executive Officers, in addition to certain other eligible employees, are permitted to make additional deferrals of base pay and regular annual incentive awards under our nonqualified deferred compensation plan. This plan is discussed in further detail under the heading Nonqualified Deferred Compensation on page 33.

2.	Change of Control Arrangements

Following the consummation of the sale of 33 hotels to Host Hotels & Resorts and the related return of capital to stockholders, the Board reviewed the change of control arrangements then in place with the Named Executive Officers and decided to enter into new change of control agreements with certain Named Executive Officers. The Company also provided change of control protection to Mr. Heyer as part of his employment agreement. These change of control arrangements are described in more detail beginning on page 34 under the heading entitled Potential Payments Upon Termination or Change-of-Control.  The Company believes that the provision of severance pay to these Named Executive Officers upon a change of control aligns their interests with those of stockholders. By making severance pay available, the Company is able to mitigate executive concern over employment termination in the event of a change of control that benefits stockholders. In addition, the acceleration of equity compensation vesting in connection with a change of control provides these Named Executive Officers with protection against equity forfeiture due to termination and ample incentive to achieve Company goals, including facilitating a sale of the Company at the highest possible price per share, which would benefit both stockholders and executives. In addition, the Company acknowledges that seeking a new senior position is a long and time consuming process. Lastly, each severance agreement permits the executive to maintain certain benefits for a period of two years following termination and to receive outplacement services. (These elements were not included in Mr. Heyer’s Agreement and General Release, which is described on page 36 below.) The aggregate effect of our change of control provisions is intended to focus executives on maximizing value to stockholders.

C.	Background Information on the Executive Compensation Program

1.	Use of Peer Data

In determining competitive compensation levels, the Compensation Committee reviews data from several major compensation consulting firms that reflects compensation practices for executives in comparable positions in a peer group consisting of companies in the hotel and hospitality industries and companies with similar revenues in other industries relevant to key talent recruitment needs. The executive team and Compensation Committee review the peer group bi-annually to ensure it represents a relevant market perspective. The Compensation Committee utilizes the peer group for a broad set of comparative purposes, including levels of total compensation, pay mix, incentive plan and equity usage and other terms of employment. The Committee also reviews Company performance against the peers. The Company believes that by conducting the competitive analysis using a broad peer group, which includes companies outside the hospitality industry, it is able to attract and retain talented executives from outside the hospitality industry. The Company’s experience has proven that key executives with diversified experience prove to be major contributors to its continued growth and success.

Accordingly, the Company was able to attract and retain:

•	Vasant M. Prabhu, the Company’s Executive Vice President and Chief Financial Officer, who prior to joining the Company served as Executive Vice President and Chief Financial Officer of Safeway Inc., a food and drug retailer; President of Information and Media Group for The McGraw Hill Companies, and Senior Vice President of Finance and Chief Financial Officer for Pepsi Cola International.

•	Kenneth S. Siegel, the Company’s Chief Administrative Officer, General Counsel and Secretary, who prior to joining the Company served as Senior Vice President and General Counsel of Gartner, Inc., a provider of research and analysis on information technology industries and was a partner in the law firms of Baker & Botts LLP and O’Sullivan Graev & Karabell LLP.

•	Matthew A. Ouimet, the Company’s President, Hotel Operations, who prior to joining the Company spent 17 years with The Walt Disney Company, most recently serving as President of the Disneyland Resort.

•	Raymond L. “Rip” Gellein, Jr., the Company’s President of Global Development Group, served as Chairman and Chief Executive Officer of Starwood Vacation Ownership, Inc. (formerly Vistana, Inc.) from 1980 until assuming his current position in 2006.

The peer group approved by the Committee for 2006 is set out below. We expect that it will be necessary to update the list periodically.

American Express Co.	Marriott International, Inc.
Anheuser-Busch Cos. Inc.	McDonald’s Corp.
Avon Products	MGM Mirage
Carnival Corp.	Nike Inc.
Cendant Corp.	Nordstrom Inc.
Estee Lauder Cos. Inc.	Simon Property Group Inc.
Harrahs Entertainment Inc.	Staples Inc.
Hilton Hotels Corp.	Starbucks Corp.
Host Hotels & Resorts Inc.	Vornado Realty Trust
Gap Inc.	Williams-Sonoma Inc.
Limited Brands Inc.	Yum Brands Inc.

In performing its competitive analysis, the Compensation Committee typically reviews:

•	base pay;

•	target and actual total cash compensation, consisting of salary and target and actual bonus awards in prior years under the Executive Plan or the AIP, as applicable; and

•	direct total compensation consisting of salary, target and actual bonus awards under the Executive Plan or the AIP, as applicable, and the value of option and restricted stock/restricted stock unit awards.

During 2006, compensation paid to the Company’s Named Executive Officers was compared to peer group data reported in 2006 proxy statements, as provided by compensation consulting firms and reflecting 2005 compensation. The Company’s Named Executive Officer compensation data taken into account for this comparison included 2005 salary, AIP bonus paid in 2006 for 2005 performance and equity grants awarded in 2005.

The competitive position of the Company’s compensation based on total cash (salary and Executive Plan or AIP bonus) ranged from the median to the lower quartile while the competitive position of its compensation based on total compensation at target, which includes the equity grants, ranged from the median to the upper quartile.

2.	Tax and Accounting Considerations

Tax.  Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Qualified performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company believes that compensation paid under the Executive Plan meets these requirements and is generally fully deductible for federal income tax purposes. Conversely, the AIP was not approved by stockholders and accordingly compensation awarded under the AIP does not meet the requirements of Section 162(m) of the Code. In designing the Company’s compensation programs, the Compensation Committee carefully considers the effect of this provision together with other factors relevant to its business needs. Therefore, in certain circumstances the Company may approve compensation, such as a bonus under the AIP, that does not meet these requirements in order to advance the long-term interests of its stockholders. At the same time, the Company has historically taken, and intends to continue taking, reasonably practicable steps to minimize the impact of Section 162(m). Accordingly, the Compensation Committee has determined that each of the Named Executive Officers will participate under the Executive Plan for 2007.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A to the Code and thereby changing the tax rules applicable to nonqualified deferred compensation arrangements effective January 1, 2005. While final Section 409A regulations are not effective until January 1, 2008, the Company believes it is operating in good faith compliance with Section 409A and the Interpretive guidance thereunder. A more detailed discussion of the Company’s nonqualified deferred compensation plan is provided on page 33 under the heading Nonqualified Deferred Compensation.

Accounting.  Beginning on January 1, 2006, the Company began accounting for awards under its LTIP in accordance with the requirements of FASB Statement 123(R) (“SFAS 123(R)”).

3.	Equity Grant Practices

Determination of Option Exercise Prices.  The Compensation Committee grants stock options with an exercise price equal to the fair market value of a share of our common stock on the grant date. Under the LTIP, the fair market value of our common stock on a particular date is determined as the average of the high and low trading prices of a share of the stock on the New York Stock Exchange on that date.

Timing of Equity Grants.  The Compensation Committee generally makes annual equity compensation grants to Named Executive Officers at its first regularly scheduled meeting that occurs after the release of the Company’s earnings for the prior year (typically in February). The timing of this meeting is determined based on factors unrelated to the pricing of equity grants.

The Compensation Committee approves equity compensation awards to a newly hired Named Executive Officer at the time that the Board meets to approve the executive’s employment package. Generally, the date on which the Board approves the employment package becomes the grant date of the newly-hired Named Executive Officer’s equity compensation awards. However, if the Company and the new Named Executive Officer will enter into an employment agreement regarding the employment relationship, the Company requires the Named Executive Officer to sign his employment agreement shortly following the date of Board approval of the employment package; the later of the date on which the executive signs his employment agreement or the date that the executive begins employment becomes the grant date of these equity compensation awards.

The Company’s policy is that the grant date of equity compensation awards for executive officers is always on or shortly after the date the Compensation Committee approves the grants.

Although, as discussed above, grants are generally made in February, under unusual circumstances grants may be made at other times during the year. For example, the economic downturn at the beginning of the current decade as well as the September 11 terrorist attacks and aftermath had a significant negative impact on the Company (and the hospitality industry generally) and its stock price. This severely weakened the retention aspect of the Company’s equity awards outstanding at the time, particularly in the case of outstanding option awards, virtually all of which were underwater. To respond to this concern, the Company made the 2003 option grants in December 2002 with the intention of keeping executives focused on business results (including the Company’s stock price), restoring financial motivation to succeed and retaining the Company’s top performers.

II.	COMPENSATION COMMITTEE REPORT

The Compensation and Option Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND OPTION COMMITTEE

Jean-Marc Chapus, Chairman
Eric Hippeau
Adam M. Aron

III.	SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Steven J. Heyer,	2006	1,000,000	—	1,753,355	4,631,937	2,000,000	578,134	9,963,426
Chief Executive Officer
Matthew A. Ouimet,	2006	291,667	—	170,009	51,268	564,375	473,562	1,550,881
President, Hotel Operations(5)
Vasant Prabhu,	2006	578,667	—	1,216,698	1,136,806	567,840	29,674	3,529,685
Executive Vice President and Chief Financial Officer
Kenneth S. Siegel,	2006	496,000	—	1,117,399	992,287	505,440	23,586	3,134,712
Chief Administrative Officer, General Counsel and Secretary
Raymond L. Gellein, Jr.,	2006	599,541	—	1,342,463	1,347,498	740,250	48,646	4,078,398
President, Global Development Group
Javier Benito,	2006	465,000	—	617,710	498,352	228,150	—	1,809,212
Executive Vice President and Chief Marketing Officer
Theodore Darnall,	2006	467,846	—	2,369,119	2,591,668	—	929,075	6,357,708
President, Real Estate Group until October 2006

(1)	Represents the expense recognized for financial statement reporting purposes with respect to 2006 for the fair value of restricted stock and restricted stock units granted in 2006 as well as in prior years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 20 of the Company’s financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers. See the Grants of Plan-Based Awards Table on page 27 for information on awards granted in 2006.

(2)	Represents the expense recognized for financial statement reporting purposes with respect to 2006 for the fair value of stock options granted in 2006 as well as in prior years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 20 of the Company’s financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the

Named Executive Officers. See the Grants of Plan-Based Awards Table on page 27 for information on awards granted in 2006.

(3)	Represents cash awards paid in March and April 2007 with respect to 2006 performance under the Executive Plan (for Mr. Heyer and Mr. Ouimet) and the AIP (for the other Named Executive Officers), as discussed under the Annual Incentive Compensation section beginning on page 17. Cash incentive awards exclude the following amounts that were deferred into deferred stock units (Executive Plan) or shares of restricted stock (AIP) and increased by 33% in accordance with the Executive Plan and AIP:

Amount
Name	Deferred

Heyer	—
Ouimet	$188,125
Prabhu	$189,280
Siegel	$168,480
Gellein	$246,750
Benito	—
Darnall	—

(4)	Pursuant to SEC rules, perquisites and personal benefits are not reported for any Named Executive Officer for whom such amounts were less than $10,000 in the aggregate for 2006 but must be identified by type for each Named Executive Officer for whom such amounts were equal to or greater than $10,000 in the aggregate. In that regard, the All Other Compensation column of the Summary Compensation Table includes perquisites and other personal benefits consisting of the following: annual physical examinations, COBRA premiums paid by the Company, Company contributions to the Company’s tax-qualified 401(k) plan, country club dues, dividends on restricted stock or stock units, imputed interest related to a non-interest bearing home loan from the Company, legal fees paid by the Company, personal use of Company automobiles, rent and utilities paid by the Company, spousal accompaniment while on business travel, and tax and financial planning services. SEC rules require specification of the cost of any perquisite or personal benefit when this cost exceeds $25,000. This applies to Mr. Heyer’s personal travel (discussed below). It also applies to Mr. Ouimet’s commuting via commercial air carriers and chartered aircraft, which had an aggregate cost of $197,036 ($33,130 commercial, based on actual ticket cost, and $163,906 charter, based on actual charter fees), and his relocation benefits, which had an aggregate cost of $122,756 (the amount paid to the relocation company). These amounts are included in the All Other Compensation column. The amount reported as All Other Compensation for Mr. Heyer does not include business travel expenses incurred by Mr. Heyer that the Company determined do not constitute perquisites or personal benefits. For example, the employment agreement between the Company and Mr. Heyer provided that in addition to Mr. Heyer’s office at the Company’s headquarters in White Plains, New York, the Company would provide Mr. Heyer with an office in Atlanta and reimburse Mr. Heyer for travel from the Company’s Atlanta office to the Company’s headquarters office in White Plains, not exceeding an average of one round trip per week. For income tax purposes, Mr. Heyer is a resident of the State of Georgia. The aggregate incremental cost to the Company without deducting costs attributable to business use for (i) Mr. Heyer’s travel on the Company-owned airplane or chartered aircraft between New York and Atlanta, (ii) the use of a car and driver while in New York, and (iii) stays at one of our hotels in New York was $866,178 in 2006. Prior to his promotion to President – Global Development Group, Mr. Gellein was Chairman and Chief Executive Officer of Starwood Vacation Ownership, Inc. (formerly Vistana, Inc.), the Company’s vacation ownership subsidiary, and maintained an office at its headquarters in Orlando, Florida. The aggregate incremental cost to the Company without deducting costs attributable to business use for (i) Mr. Gellein’s travel on the Company-owned airplane or chartered aircraft between New York and Orlando and (ii) stays at one of our hotels in New York was $418,599 following his promotion in July 2006. The value of the hotel stays was determined on the same basis as payments to hotels for guests staying under the Starwood Preferred Guest Program. The net aggregate incremental cost of Mr. Heyer’s personal use of the Company-owned plane and chartered aircraft was $284,669. The cost of the Company-owned plane includes the cost of fuel, ground services and landing fees, navigation and telecommunications, catering and aircraft supplies, crew expenses, aircraft cleaning and an allocable share of maintenance. Chartered aircraft were used when the Company-owned airplane was out of service. The Company’s use of chartered aircraft increased in 2006 because maintenance issues caused the Company-owned airplane to be out of service. The Company expects to obtain a recovery from the maintenance company, and the anticipated recovery has been taken into account to reduce the cost reported for personal use of the airplane by Mr. Heyer as well as for the trips between New York and Atlanta. The gross amount for Mr. Heyer’s personal use of the airplane was $452,087 and for trips between New York and Atlanta was $1,742,522.

Pursuant to SEC rules, the following table specifies the value for each element of All Other Compensation other than perquisites and personal benefits that is valued in excess of $10,000.

Premiums Paid
	by Company for	Severance	Tax Gross-Up
	Life Insurance	Payments	Payments
Name	($)	($)	($)
(a)	(b)	(c)	(d)

Heyer	142,750	—	102,858
Ouimet	—	—	126,698
Prabhu	—	—	—
Siegel	—	—	—
Gellein	—	—	—
Benito	—	—	—
Darnall	—	897,218	—

(5)	Mr. Ouimet was hired in 2006 as our President — Hotel Operations. Annualized, his 2006 base salary would have been $700,000, and without proration, his annual equity grant would have been substantially greater. To provide additional disclosure, taking into account that he would have been a Named Executive Officer based on full year compensation, he has been included as if he were a Named Executive Officer in this proxy even though this is not required based on his partial year compensation for 2006.

IV.	GRANTS OF PLAN-BASED AWARDS

							All Other		All Other
	Grant						Stock		Option
	Date (or						Awards:		Awards:		Exercise	Grant Date
	year with						Number of		Number of		or Base	Fair Value
	respect to	Estimated Future Payouts Under				Compensation	Shares of		Securities		Price of	of Stock
	non-equity	Non-Equity Incentive Plan Awards(1)				Committee	Stock or		Underlying		Option	and Option
	incentive plan	Threshold	Target	Maximum		Approval	Units		Options		Awards	Awards
Name	award)	($)	($)	($)		Date	(#) (2)		(#) (2) (3)		($/Sh)	($) (4)
(a)	(b)	(c)	(d)	(e)		(f)	(g)		(h)		(i)	(j)

Heyer	2/7/2006					2/6/2006			592,670		48.80	9,443,193
	2/7/2006					2/6/2006	54,990	(7)				2,683,572
	3/1/2006					(5)	19,069	(5)				997,456
	2006	0	2,000,000	9,000,000	(8)
Ouimet	8/1/2006					7/31/2006			29,931	(9)	52.52	492,784
	8/1/2006					7/31/2006	13,425	(9)				705,014
	8/1/2006					7/31/2006	9,918	(9)				520,844
	2006	175,000	700,000	1,312,500
Prabhu	2/7/2006					2/6/2006			79,913		48.80	1,273,293
	2/7/2006					2/6/2006	30,736	(7)				1,499,951
	3/1/2006					(6)	3,938	(6)				205,988
	2006	144,667	578,667	1,085,001
Siegel	2/7/2006					2/6/2006			84,528		48.80	1,346,813
	2/7/2006					2/6/2006	32,274	(7)				1,575,007
	3/1/2006					(6)	3,547	(6)				185,535
	2006	124,000	496,000	930,000
Gellein	2/7/2006					2/6/2006			55,327		48.80	951,450
	2/7/2006					2/6/2006	23,565	(7)				1,149,998
	2/23/2006					2/23/2006			15,369		52.25	264,290
	3/1/2006					(6)	4,159	(6)				217,548
	2006	149,885	599,541	1,124,139
Benito	2/7/2006					2/6/2006			55,327		48.80	881,546
	2/7/2006					2/6/2006	18,442	(7)				899,990
	2006	87,188	348,750	871,875
Darnall	2/7/2006					2/6/2006			92,979		48.80	1,481,472
	2/7/2006					2/6/2006	35,090	(7)				1,712,431
	3/1/2006					(6)	5,362	(6)				280,474
	2006	148,947	595,788	1,117,103

(1)	Represents the potential values of the awards granted to the Named Executive Officers under the Executive Plan or the AIP, as applicable, if the threshold, target and maximum goals are satisfied for all applicable performance measures. See detailed discussion of these awards in section V. below.

(2)	In connection with the sale of 33 hotels to Host Hotels & Resorts and the related return of capital to stockholders (the “Host Transaction”), Starwood’s stockholders received 0.6122 Host shares and $0.503 in cash for each of their Class B Shares. Holders of Starwood employee stock options and restricted stock did not receive this consideration while the market price of the Company’s publicly traded shares was reduced to reflect the payment of this consideration directly to the holders of the Class B Shares. In order to preserve the value of the Company’s restricted stock and options immediately before and after the Host Transaction, the Company increased the number of shares of restricted stock and adjusted its stock options to reduce the strike price and increase the number of stock options using the intrinsic value method based on the Company’s stock price immediately before and after the transaction. The stock and option information above reflects the number of shares and options granted and the option exercise prices after these adjustments were made.

(3)	The options generally vest in equal installments on the first, second, third and fourth anniversary of their grant. If the grantee is eligible for retirement, the options vest upon the completion of 18 months of continuous service from the grant date.

(4)	Represents the fair value of the awards disclosed in columns (g) and (h) on their respective grant dates. For restricted stock and restricted stock units, fair value is calculated in accordance with SFAS 123(R) using the average of the high and low price of the Company’s stock on the grant date. For stock options, fair value is calculated in accordance with SFAS 123(R) using a lattice valuation model. For additional information, refer to Note 20 of the Company’s financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2006. There can be no assurance that these amounts will correspond to the actual value that will be realized by the Named Executive Officers.

(5)	On March 1, 2006, in accordance with the Executive Plan, 25% of Mr. Heyer’s annual bonus with respect to 2005 performance was credited to a deferred stock unit account on the Company’s balance sheet, which number was increased by 33%. These deferred stock units vest in equal installments on the first, second and third fiscal year-ends following the date of grant, subject to acceleration in the event certain performance criteria are met. Dividends are paid to Mr. Heyer in amounts equal to those paid to holders of Shares. No separate Compensation Committee approval was required for these deferred stock units, which are provided by plan terms.

(6)	On March 1, 2006, in accordance with the AIP, 25% of Messrs. Prabhu’s, Siegel’s, Gellein’s and Darnall’s annual bonus with respect to 2005 performance was paid in shares of restricted stock, which number of shares was increased by 33%. These shares of restricted stock generally vest in equal installments on the first and second anniversary of their grant. Dividends are paid to holders of such restricted stock awards in amounts equal to those paid to holders of Shares. No separate Compensation Committee approval was required for these shares, which are provided by plan terms.

(7)	These awards generally vest upon the third anniversary of their grant date. If the grantee is eligible for retirement, the award vests upon the completion of 18 months of continuous service from the grant date. The vesting of Mr. Heyer’s restricted stock units was subject to acceleration with 1/3 of the award vesting on each of the first and second anniversary of the grant in the event certain performance criteria were met for the relevant year.

(8)	Represents the maximum amount payable to any participant under the terms of the Executive Plan.

(9)	Upon the commencement of Mr. Ouimet’s employment with the Company, he received option and restricted stock awards in accordance with his employment agreement. The options vest in equal installments on the first, second, third and fourth anniversaries of their grant. The restricted stock will vest on the third anniversary of the grant date provided that the grant for 13,425 Shares is subject to acceleration in the event Mr. Ouimet’s employment is terminated by the Company without “cause” or by Mr. Ouimet for “good reason.”

V.	NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS SECTION

We describe below the Executive Plan and AIP awards granted to our Named Executive Officers for 2006. These awards are reflected in both the Summary Compensation Table on page 25 and the Grants of Plan-Based Awards section on page 27.

Mr. Heyer received an incentive award in April 2007 relating to his 2006 performance. The table below presents Mr. Heyer’s salary, his target award as both a percentage of salary and a dollar amount, his actual award, any portion of the award deferred into deferred stock units and, in this case, the 33% increase in these units.

Increased Award
				Award Deferred	Deferred into
	Award Target	Award	Actual	into Deferred	Deferred
Salary	Relative to Salary	Target	Award	Stock Units	Stock Units
($)	(%)	($)	($)	($)	($)

1,000,000	200	2,000,000	2,000,000	0	0

Pursuant to his employment agreement, Mr. Heyer was eligible to receive a target bonus award equal to $2 million. In determining Mr. Heyer’s bonus with respect to 2006 performance, the Compensation Committee took into consideration Mr. Heyer’s financial, strategic and people contributions.

Each of the other Named Executive Officers (other than Mr. Darnall) received an award in March 2007 relating to his 2006 performance. The table below presents for each such Named Executive Officer his salary, target as both a percentage of salary and a dollar amount, actual award, the portion of the award that is deferred into restricted stock (or, for Mr. Ouimet, deferred stock units) and the 33% increase in this restricted stock.(1)

						Increased
		Award			Award Deferred	Award Deferred
	Annualized	Target			into Restricted	into Restricted
	Base	Relative	Award	Actual	Stock/Restricted/	Stock/Restricted/
	Salary	to Salary	Target	Award	Deferred Stock Units	Deferred Stock Units
Name	($)(1)	(%)	($)	($)	($)	($)

Ouimet	700,000	100	700,000	752,500	188,125	250,833
Prabhu	582,400	100	582,400	757,120	189,280	252,373
Siegel	499,200	100	499,200	673,920	168,480	224,640
Gellein	700,000	100	700,000	987,000	246,750	329,000
Benito	468,000	75	351,000	228,150	0	0

(1)	Reflects annual base salary for each officer in effect on February 28, 2007, the day before bonuses are paid by the Company. Mr. Ouimet’s bonus was based on his annualized salary and was not pro-rated.

The following factors contributed to the Compensation Committee’s determination of the 2006 AIP awards for these Named Executive Officers:

•	the Company’s 2006 financial performance as measured by operating income and EPS;

•	the 2006 PMP ratings assigned to such executives; and

•	the bonuses paid to executive officers performing comparable functions in peer companies.

VI.	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested stock options, unvested restricted stock, unvested restricted stock units and deferred stock units. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing price of Company stock on December 31, 2006, which was $62.50.

		Option Awards				Stock Awards
		Number of	Number of					Market Value
		Securities	Securities			Number of		of Shares
		Underlying	Underlying			Shares or		or Units of
		Unexercised	Unexercised			Units of Stock		Stock That
		Options-	Options-	Option	Option	That Have		Have Not
	Grant	Exercisable	Unexercisable	Exercise Price	Expiration	Not Vested		Vested
Name	Date	(#) (1) (2)	(#) (1) (2)	($) (1)	Date	(#) (1)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Heyer	9/20/2004		82,825	36.89	9/20/2012
	9/20/2004		296,334	36.89	9/20/2012
	2/7/2006		592,670	48.80	2/7/2014
	9/20/2004					5,123	(3)	320,188
	9/20/2004					18,330	(3)	1,145,625
	3/1/2005					1,182	(4)	73,875
	2/7/2006					54,990	(3)	3,436,875
	3/1/2006					12,712	(4)	794,500
Ouimet	8/1/2006		29,931	52.52	8/1/2014
	8/1/2006					13,425	(3)	839,063
	8/1/2006					9,918	(3)	619,875
Prabhu	2/2/2004	100	122,200	29.02	2/2/2012

(1)	See the detailed discussion of the Executive Plan (for Mr. Heyer and Mr. Ouimet), the AIP (for all others) and the annual review process for these executives in section B. of the Compensation Discussion & Analysis beginning on page 16 above.

		Option Awards				Stock Awards
		Number of	Number of					Market Value
		Securities	Securities			Number of		of Shares
		Underlying	Underlying			Shares or		or Units of
		Unexercised	Unexercised			Units of Stock		Stock That
		Options-	Options-	Option	Option	That Have		Have Not
	Grant	Exercisable	Unexercisable	Exercise Price	Expiration	Not Vested		Vested
Name	Date	(#) (1) (2)	(#) (1) (2)	($) (1)	Date	(#) (1)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

	2/18/2004		24,440	31.71	2/18/2012
	2/10/2005	20,622	61,863	48.39	2/10/2013
	2/7/2006		79,913	48.80	2/7/2014
	2/2/2004					24,440	(3)	1,527,500
	2/18/2004					4,072	(3)	254,500
	2/10/2005					27,495	(3)	1,718,438
	3/1/2005					2,148	(5)	134,250
	2/7/2006					30,736	(3)	1,921,000
	3/1/2006					3,938	(5)	246,125
Siegel	2/18/2004		61,100	31.71	2/18/2012
	2/10/2005	22,913	68,737	48.39	2/10/2013
	2/7/2006		84,528	48.80	2/7/2014
	2/18/2004					10,182	(3)	636,375
	2/10/2005					30,550	(3)	1,909,375
	3/1/2005					2,222	(5)	138,875
	2/7/2006					32,274	(3)	2,017,125
	3/1/2006					3,547	(5)	221,688
Gellein	10/1/2002	7,637		18.42	10/1/2010
	12/23/2002	24,440		20.36	12/23/2010
	10/1/2003	7,637	7,637	28.99	10/1/2011
	2/18/2004	31,100	61,100	31.71	2/18/2012
	2/10/2005	19,094	57,281	48.39	2/10/2013
	2/7/2006		55,327	48.80	2/7/2014
	2/23/2006		15,369	52.25	2/23/2014
	2/18/2004					10,182	(3)	636,375
	2/10/2005					25,457	(3)	1,591,063
	3/1/2005					2,461	(5)	153,813
	2/7/2006					23,565	(3)	1,472,813
	3/1/2006					4,159	(5)	259,938
Benito	4/1/2005		45,825	48.97	4/1/2013
	2/7/2006		55,327	48.80	2/7/2014
	4/1/2005					20,367	(3)	1,272,938
	2/7/2006					18,442	(3)	1,152,625
Darnall	2/18/2004					9,369	(3)	585,563
	2/10/2005					30,550	(3)	1,909,375
	2/7/2006					35,090	(3)	2,193,125

(1)	In connection with the Host Transaction, Starwood’s stockholders received 0.6122 Host shares and $0.503 in cash for each of their Class B Shares. Holders of Starwood employee stock options and restricted stock did not receive this consideration while the market price of the Company’s publicly traded shares was reduced to reflect the payment of this consideration directly to the holders of the Class B Shares. In order to preserve the value of the Company’s restricted stock and options immediately before and after the Host Transaction, the Company increased the number of shares of restricted stock and adjusted its stock options to reduce the strike price and increase the number of stock options using the intrinsic value method based on the Company’s stock price immediately before and after the transaction. The stock and option information above reflects the number of shares and options granted and the option exercise prices after these adjustments were made.

(2)	These options generally vest in equal installments on the first, second, third and fourth anniversary of their grant. For options granted in 2006, if the grantee is eligible for retirement, the options vest upon the completion of 18 months of continuous service from the grant date. For options granted prior to 2006, if the grantee is eligible for retirement, the options continue to vest following retirement (subject to compliance with a non-

compete covenant) with the exercise period limited to five years from retirement (or the remainder of the option term if less). Mr. Gellein is currently retirement eligible.

(3)	These shares of restricted stock (stock units in the case of Mr. Heyer) generally vest upon the third anniversary of their grant date. For awards granted in 2006, if the grantee is eligible for retirement, the shares vest upon the completion of 18 months of continuous service from the grant date. For awards granted prior to 2006, if the grantee is eligible for retirement, the shares continue to vest following retirement subject to compliance with a non-compete covenant. Mr. Gellein is currently retirement eligible. The vesting of Mr. Heyer’s stock units was subject to acceleration with 1/3 of the award vesting on each of the first and second anniversary of the grant in the event certain performance criteria were met for the relevant year.

(4)	These deferred stock units vest in equal installments on the first, second and third fiscal year-ends following the date of grant, subject to acceleration in the event certain performance criteria are met.

(5)	These shares of restricted stock generally vest in equal installments on the first and second anniversary of their grant.

VII.	OPTION EXERCISES AND STOCK VESTED

The following table discloses, for each Named Executive Officer, (i) Shares acquired pursuant to exercise of stock options during 2006, (ii) Shares of restricted stock that became vested in 2006, and (iii) Shares acquired in 2006 on account of vesting of restricted stock units. The table also discloses the value realized by the Named Executive Officer for each such event, calculated prior to the deduction of any applicable withholding taxes and brokerage commissions.

	Option Awards				Stock Awards
	Number of				Number of Shares
	Shares Acquired		Value Realized		Acquired Upon		Value Realized
	Upon Exercise		on Exercise		Vesting		on Vesting
Name	(#)		($)		(#)		($)
(a)	(b)		(c)		(d)		(e)

Heyer	21,002	(1)	1,099,875	(1)	—	(2)	—	(2)
	379,162		9,977,357		—	(2)	—	(2)
Ouimet	—		—		—		—
Prabhu	103,770		3,027,839		1,758		112,371
Siegel	152,750		5,086,360		3,048		194,828
Gellein	288,046		10,022,991		4,623		295,502
Benito	15,275		190,045		—		—
Darnall	369,762		7,599,832		3,842		245,581	(3)

(1)	Represents 21,002 options with an exercise price of $15.00 that Mr. Heyer received on September 30, 1999, for service as an independent director of Starwood Vacation Ownership, Inc. (formerly Vistana, Inc.), prior to its acquisition by the Company. The number of options was not adjusted for the Host Transaction because the option exercise and sale of the corresponding Shares occurred prior to the closing of the Host Transaction. The adjustment for the Host Transaction would not have impacted the value realized.

(2)	Excludes 6,357 deferred stock units that vested on December 31, 2006. In accordance with the Executive Plan, these deferred stock units are deferred until six months after the date Mr. Heyer ceased to be an employee of the Company.

(3)	Excludes $312,395 that was paid in cash by the Company in 2006 in accordance with Mr. Darnall’s severance agreement upon his departure from the Company. This amount represented the portion of his annual bonuses paid on March 1, 2006 and 2005 which had been deferred into shares of restricted stock in accordance with the AIP and for which payment had not yet been made in vested Shares.

VIII.	NONQUALIFIED DEFERRED COMPENSATION

The Company’s Deferred Compensation Plan (the “Plan”) permits eligible executives, including our Named Executive Officers, to defer up to 100% of their Executive Plan or AIP bonus, as applicable, and up to 75% of their base salary for a calendar year. The Company does not contribute to the Plan. Mr. Heyer made deferrals under the Plan, but no other Named Executive Officer has made deferrals under the Plan. The general terms of the Plan are described below (different rules apply to amounts deferred prior to 2005).

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions		Contributions	Earnings	Withdrawals/	Balance at
	in Last FY		in Last FY	in Last FY	Distributions	Last FYE
Name	($)		($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)

Heyer	1,125,000	(1)	—	162,905	—	1,687,902	(2)
Ouimet	—		—	—	—	—
Prabhu	—		—	—	—	—
Siegel	—		—	—	—	—
Gellein	—		—	—	—	—
Benito	—		—	—	—	—
Darnall	—		—	—	—	—

(1)	Represents a portion of Mr. Heyer’s annual bonus reported in the Summary Compensation Table included in Proxy Materials last year.

(2)	Includes $1,491,855 that represents portions of Mr. Heyer’s bonuses reported in the Summary Compensation Tables included in Proxy Materials in prior years.

Deferral elections are made in December for base salary paid in pay periods beginning in the following calendar year. Deferral elections are made in June for annual incentive awards that are earned for performance in that calendar year. Deferral elections are irrevocable.

Elections as to the time and form of payment are made at the same time as the corresponding deferral election. A participant may elect to receive payment on February 1 of a calendar year while still employed or either 6 or 12 months following employment termination. Payment will be made immediately in the event a participant terminates employment on account of death, disability or on account of certain changes in control. A participant may elect to receive payment of his account balance in either a lump sum or in annual installments, so long as the account balance exceeds $50,000; otherwise payment will be made in a lump sum.

If a participant elects an in-service distribution, the participant may change the scheduled distribution date or form of payment so long as the change is made at least 12 months in advance of the scheduled distribution date. Any such change must provide that distribution will commence at least five years later than the scheduled distribution date. If a participant elects to receive distribution upon employment termination, that election and the corresponding form of payment election are irrevocable. Withdrawals for hardship that results from an unforeseeable emergency are available, but no other unscheduled withdrawals are permitted.

The Plan uses the investment funds listed below as potential indices for calculating investment returns on a participant’s Plan account balance. The deferrals the participant directs for investment into these funds are adjusted based on a deemed investment in the applicable funds. The participant does not actually own the investments that he selects. The Company may, but is not required to, make identical investments pursuant to a variable universal life insurance product. When it does, participants have no direct interest in this life insurance.

1-Year Annualized
Rate of Return
Name of Investment Fund	(as of 2/1/07)

Gartmore GVIT Money Market — Class V	4.35%
Gartmore GVIT Government Bond — Class I	4.29%
PIMCO VIT Total Return — Admin Shares	4.14%
Fidelity VIP High Income — Service Class	10.93%
Gartmore GVIT Inv Dest Moderate — Class 2	9.03%
JP Morgan GVIT Balanced — Class I	9.97%
American Century VP Income & Growth — Class I	13.11%
T. Rowe Price Equity Income — Class II	14.41%
Dreyfus Stock Index — Initial Shares	12.54%
Dreyfus VIF Appreciation — Initial Shares	11.22%
Fidelity VIP II Contrafund — Service Class	8.41%
Fidelity VIP Growth — Service Class	4.84%
Gartmore GVIT Mid Cap Index — Class I	8.77%
Oppenheimer Aggressive Growth VA — Initial Class	−0.42%
Dreyfus IP Small Cap Stock Index — Service Shares	7.55%
Fidelity VIP Overseas — Service Class	14.71%
Mercury VIF International Index — Class 2	20.35%
AIM V.I. International Growth — Series I Shares	19.19%
American Century VP International — Class I	17.34%

IX.	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company provides certain benefits to our Named Executive Officers in the event of employment termination, both in connection with a change in control and otherwise. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified retirement savings plan, disability insurance benefits and life insurance benefits. These benefits are described below.

A.	Termination Before Change in Control: Involuntary Other than for Cause, Voluntary for Good Reason, Death or Disability

Pursuant to Mr. Ouimet’s employment agreement, if Mr. Ouimet’s employment is terminated by the Company other than for cause or by Mr. Ouimet for good reason during the first two years of employment, the Company will pay Mr. Ouimet as a severance benefit (i) base salary and target annual incentive through July 1, 2009, (ii) continued health benefit coverage, at active employee rates, for the same period, and (iii) accelerated vesting of Mr. Ouimet’s sign-on equity award. If Mr. Ouimet’s employment is terminated by the Company other than for cause or by Mr. Ouimet for good reason after the first two years of employment, the Company shall pay him as a severance benefit (i) his base salary for twelve months, (ii) his target annual incentive for one year, (iii) 50% of his target annual incentive pro-rated for the number of days elapsed in the calendar year to the date of termination; (iv) continued heath benefit coverage, at active employee rates, for twelve months; and (v) accelerated vesting of his sign-on equity award.

Pursuant to Mr. Siegel’s employment agreement, in the event Mr. Siegel’s employment is terminated by the Company without cause, Mr. Siegel will receive severance benefits of twelve months of base salary plus 100% of his target annual incentive and the Company will continue to provide medical benefits coverage for up to twelve months after the date of termination.

Pursuant to his employment agreement, if Mr. Prabhu’s employment is terminated by the Company without cause or by Mr. Prabhu voluntarily with good reason, he will receive severance benefits equal to one year’s base salary and he will be reimbursed for COBRA expenses minus his last level of contribution for up to twelve months following termination. In addition, the Company will accelerate the vesting of 50% of Mr. Prabhu’s unvested restricted stock and options.

Pursuant to his employment agreement, if Mr. Gellein’s employment is terminated by the Company without cause or by Mr. Gellein voluntarily with good reason, he will receive severance benefits equal to (i) his annual bonus earned for the year his employment is terminated, (ii) the continuation of base salary for twelve months, and (iii) reimbursement for COBRA expenses minus his last level of contribution for up to twelve months following termination. In addition, the Company will accelerate the vesting of Mr. Gellein’s options and other employee benefits subject to vesting. Pursuant to his employment agreement, if Mr. Gellein’s employment is terminated on account of his death or disability, he (or his beneficiary) will receive severance benefits equal to (i) the continuation of base salary for twelve months, and (ii) reimbursement for COBRA expenses minus his last level of contribution for up to twelve months following termination.

B. Termination in the Event of Change in Control

Mr. Ouimet’s employment agreement provides that in the event of the consummation of a change in control (as defined in the LTIP and resulting in the Company no longer having a class of traded or quoted common stock) prior to the date on which his 2007 annual equity compensation awards were granted, the Company would have been obligated to pay Mr. Ouimet $2,500,000 in cash in a lump sum.

On August 2, 2006, the Company and each of the Named Executive Officers other than Mr. Heyer entered into severance agreements. Each severance agreement provides for a term of three years, with an automatic one-year extension until either the executive or the Company notifies the other that such party does not wish to extend the agreement. If a Change in Control (as described below) occurs, the agreement will continue for at least 24 months following the date of such Change in Control.

Each agreement provides that if, following a Change in Control, the executive’s employment is terminated without Cause (as defined in the agreement) or with Good Reason (as defined in the agreement), the executive would receive the following in addition to the items described in A. above:

•	two times the sum of his base salary plus the average of the annual bonuses earned by the executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs;

•	continued medical benefits for two years, reduced to the extent benefits of the same type are received by or made available to the executive from another employer;

•	a lump sum amount, in cash, equal to the sum of (A) any unpaid incentive compensation which had been allocated or awarded to the executive for any measuring period preceding termination under any annual or long-term incentive plan and which, as of the date of termination, is contingent only upon the continued employment of the executive until a subsequent date, and (B) the aggregate value of all contingent incentive compensation awards allocated or awarded to the executive for all then uncompleted periods under any such plan that the executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award;

•	immediate vesting of stock options and restricted stock held by the executive under any stock option or incentive plan maintained by the Company;

•	outplacement services suitable to the executive’s position for a period of two years or, if earlier, until the first acceptance by the executive of an offer of employment, the cost of which will not exceed 20% of the executive’s base salary;

•	a lump sum payment of the executive’s deferred compensation paid in accordance with Section 409A distribution rules; and

•	immediate vesting of all unvested 401(k) contributions in the executive’s 401(k) account or payment by the Company of an amount equal to any such unvested amounts that are forfeited by reason of the executive’s termination of employment.

In addition, to the extent that any executive becomes subject to the “golden parachute” excise tax imposed under Section 4999 of the Code, the executive would receive a gross-up payment in an amount sufficient to offset the effects of such excise tax.

Under the severance agreements, a “Change in Control” is deemed to occur upon any of the following events:

•	any person becomes the beneficial owner of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company;

•	a majority of the directors cease to serve on the Company’s Board in connection with a successful hostile proxy contest;

•	a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than:

a merger or consolidation in which securities of the Company would represent at least 70% of the voting power of the surviving entity; or

a merger or consolidation effected to implement a recapitalization of the Company in which no person becomes the beneficial owner of 25% or more of the voting power of the Company; or

•	approval of a plan of liquidation or dissolution by the stockholders or the consummation of a sale of all or substantially all of the Company’s assets, other than a sale to an entity in which the Company’s stockholders would hold , at least 70% of the voting power in substantially the same proportions as their ownership of the Company immediately prior to such sale. However, a “Change in Control” does not include a transaction in which Company stockholder continue to hold substantially the same proportionate ownership in the entity which would own all or substantially all of the Company’s assets following such transaction.

C. Named Executive Officer Departures

1. Mr. Heyer

Effective March 31, 2007, Mr. Heyer resigned his positions as Chief Executive Officer of the Company and as a member of its Board of Directors. In connection with Mr. Heyer’s resignation, the Company entered into an agreement and general release of claims with Mr. Heyer (the “Release Agreement”) pursuant to which Mr. Heyer’s employment agreement dated September 20, 2004, and amended as of May 4, 2005 (the “Employment Agreement”), was terminated effective March 31, 2007.

The Release Agreement provides for Mr. Heyer receiving the following: (i) cash incentive compensation for 2006 in the gross amount of $2,000,000 (the “Bonus”), (ii) issuance of 73,959 Shares to Mr. Heyer in settlement of his restricted stock units and deferred stock units that were vested as of March 31, 2007 (valued at $4,796,241 based on the $64.85 per share closing price of Company common stock on March 30, 2007 (the last trading day prior to March 31, 2007), (iii) payment of Mr. Heyer’s account balance under the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan in accordance with the terms of such plan and Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan, as described in the section entitled Nonqualified Deferred Compensation on page 33 ($1,712,641 as of March 31, 2007); and (iv) reimbursement for 21 unused vacation days (valued at $80,769) and for business expenses incurred on or prior to March 31, 2007. The Company also agreed to take all actions reasonably requested by Mr. Heyer to transfer to Mr. Heyer, at no cost to Mr. Heyer, the Company’s interest in the life insurance policy maintained on Mr. Heyer’s life described in the subsection entitled Benefits and Perquisites beginning on page 21 (valued at $117,407 effective March 31, 2007). In addition, all outstanding stock options, restricted stock units and deferred stock units that were unvested as of March 31, 2007 were canceled. Other than the amounts specified above, Mr. Heyer received no severance pay or benefits on account of his resignation.

Pursuant to the Release Agreement, Mr. Heyer agreed to release the Company, its affiliates and their directors, officers and employees from any claims that he may have against any of them. The Company agreed to release Mr. Heyer from any claims arising out of Mr. Heyer’s exercise of any restricted stock awards or stock option grants during his employment with the Company. In addition, Mr. Heyer agreed that until March 31, 2009, he will not (i) acquire any equity securities of the Company, offer to enter into any change of control of the Company, or propose or disclose any request for consent to any of the foregoing; (ii) engage in any business that competes with the Company in any geographic area where the Company then conducts business; or (iii) solicit any of the Company’s employees or customers.

2. Mr. Benito

On March 16, 2007, the Company entered into a separation agreement with Mr. Benito. In accordance with the terms of the separation agreement, Mr. Benito’s employment with the Company ceased on April 1, 2007. Pursuant to the separation agreement and as set forth in Mr. Benito’s employment agreement, (i) the Company paid to Mr. Benito a lump sum payment of $590,850; (ii) the Company will accelerate vesting of 50% of Mr. Benito’s outstanding options (15,275 options with a per share exercise price of $48.97 and 20,748 options with a per share exercise price of $48.80, for an aggregate value of $575,566 based on the $64.85 per share closing price of Company common stock on March 30, 2007 (the last trading day prior to April 1, 2007)) and 50% of his outstanding restricted stock (19,405 Shares valued at $1,258,414 based on the $64.85 per share closing price of Company common stock on March 30, 2007); and (iii) the Company will make COBRA premium payments on Mr. Benito’s behalf, minus his normal contributions, for a period of twelve months should Mr. Benito choose to continue coverage under the Company’s applicable plans (valued at $11,646 effective April 1, 2007).

The separation agreement contains a mutual release and waiver by both parties for matters pertaining to or arising out of Mr. Benito’s employment.

3. Mr. Darnall

In October 2006, the Company entered into a separation agreement with Theodore Darnall. In accordance with the terms of the separation agreement, Mr. Darnall’s employment with the Company terminated on October 15, 2006. Pursuant to the separation agreement and as set forth in Mr. Darnall’s employment agreement, (i) the Company paid Mr. Darnall a lump sum of $728,787, which represented one year’s base salary plus 50% target bonus, less the outstanding amount of a loan from the Company to Mr. Darnall; (ii) vesting of Mr. Darnall’s outstanding options was accelerated (33,605 options with a per share exercise price of $20.36, 56,212 options with a per share exercise price of $31.71, 68,737 options with a per share exercise price of $48.39, and 92,979 options with a per share exercise price of $48.80, for an aggregate value of $4,651,038 based on the $59.56 per share closing price of Company common stock on October 13, 2006 (the last trading day prior to October 15, 2006); and (iii) the Company is obligated to reimburse Mr. Darnall a lump sum of $18,431, which represents the aggregate premiums for 12 months of COBRA coverage under the Company’s group health plan less the amount Mr. Darnall would have been required to pay for such period of coverage as an active employee. Mr. Darnall also received the unpaid amounts previously deferred in accordance with company policy from his annual bonus in 2005 and 2006 in the amount of $312,395. In addition, Mr. Darnall’s restricted stock awards will continue to vest in accordance with their terms subject to Mr. Darnall’s compliance with certain non-competition and non-solicitation provisions contained in the separation agreement (valued at $4,467,536 based on the $59.56 per share closing price of Company common stock on October 13, 2006). The separation agreement contains a mutual release and waiver by both parties for matters pertaining to or arising out of Mr. Darnall’s employment.

D. Estimated Payments Upon Termination

The tables below reflect the estimated amounts payable to Messrs. Ouimet, Siegel, Prabhu, and Gellein in the event their employment with the Company had terminated on December 31, 2006, and includes amounts earned through that date. The actual amounts that would become payable in the event of an actual employment termination can only be determined at the time of such termination.

Given that Messrs. Heyer and Benito incurred employment terminations in early 2007 prior to the filing of this proxy statement and that quantitative disclosure of the amounts payable pursuant to their separation agreements has been provided in Section C. above, the Company has not included in this section quantitative disclosure of the payments that might have been made to them in the event the employment had terminated on December 31, 2006.

1. Involuntary Termination without Cause or Voluntary Termination for Good Reason

The following table discloses the amounts that would have become payable on account of an involuntary termination without cause or a voluntary termination for good reason outside of the change in control context.

			Vesting of	Vesting of
	Severance	Medical	Restricted	Stock
	Pay	Benefits	Stock	Options
Name	($)	($)	($)	($)

Ouimet	3,616,666	19,372	839,062	n/a
Siegel(1)	998,400	19,699	n/a	n/a
Prabhu	582,400	10,257	2,900,906	3,405,792
Gellein	1,400,000	7,451	4,114,000	3,914,609

(1)	Mr. Siegel’s employment agreement provides for payments in the event of involuntary termination other than for cause but does not provide for payments in the event of voluntary termination for good reason.

2. Termination on Account of Death or Disability

In the event Mr. Gellein’s employment had terminated on account of death or disability, he or his beneficiaries would have received severance pay in the amount of $700,000 and medical benefits valued at $7,451.

3. Change in Control

The following table discloses the amounts that would have become payable on account of an involuntary termination without case following a change in control or a voluntary termination with good reason following a change in control.

			Vesting of	Vesting of
	Severance	Medical	Restricted	Stock		401(k)	Tax
	Pay	Benefits	Stock	Options	Outplacement	Payment	Gross Up
Name	($)	($)	($)	($)	($)	($)	($)

Ouimet	3,616,666	19,372	1,458,938	298,861	140,000	0	1,999,835	(1)
Siegel	2,613,600	39,398	4,923,438	4,009,183	93,800	0	0
Prabhu	2,966,200	20,514	5,801,813	6,811,584	115,733	0	0
Gellein	3,410,000	14,902	4,114,000	3,914,031	119,908	0	0

(1)	If the amount of severance pay and other benefits payable on change in control is greater than three times certain base period taxable compensation for Mr. Ouimet, a 20% excise tax is imposed on the excess amount of such severance pay and other benefits. Because of Mr. Ouimet’s recent hire, his base period taxable compensation does not include any bonus or equity awards, artificially increasing the excise tax that would apply on a change in control and, correspondingly, the tax-gross up payment due under the estimate.

X. DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based awards to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that members of the Board spend in fulfilling their duties to the Company as well as the skill level required by the Company of its directors.

Under the Company’s director share ownership guidelines, each Director is required to acquire Shares (or deferred compensation stock equivalents) that have a market price equal to two times the annual director’s fees paid to such director. New directors are given a period of three years to satisfy this requirement.

Company employees who serve as members of the Board receive no fees for their services in this capacity. Non-employee member of the Board (“Directors”) receive compensation for their services as described below.

A. Annual Fees

Each Director receives an annual fee in the amount of $50,000, payable in four equal installments of Shares issued under our LTIP. The number of Shares to be issued is based on the fair market value of a Share on the previous December 31.

A Director may elect to receive up to one half of the annual fee in cash and to defer (at an annual interest rate of LIBOR plus 1 1/2% for deferred cash amounts) any or all of the annual fee payable in cash. Deferred cash amounts are payable in accordance with the Director’s advance election. A Director is also permitted to elect to defer to a deferred unit account any or all of the annual fee payable in Shares. Deferred stock amounts are payable in accordance with the Director’s advance election.

Directors serving as members of the Audit Committee received an additional annual fee in cash of $10,000 ($20,000 for the chairman of the Audit Committee). For 2006, the Chairman of the Board received an additional retainer of $150,000, payable quarterly in restricted stock units and vest on the earlier of (i) three years from the date of grant or (ii) the date Mr. Duncan ceases to be a director for any reason. The number of Shares to be issued is based on the fair market value of a Share on the previous December 31.

B. Attendance Fees

Each Director received $750 for each Board meeting ($500 in the case of a telephonic meeting) that the Director attended in 2006. Each Director received $500 ($1,000 for the Chairman) for each committee meeting that the director attended in 2006, other than meetings of the Audit Committee. For the Audit Committee, each Director received $3,000 ($4,000 for the chairman of the Audit Committee) for each Audit Committee meeting that the Director attended in 2006. The Company also reimbursed Directors for expenses they incurred related to 2006 meeting attendance.

C. Options

Each Director receives an annual grant (made at the same time as the annual grant is made to other employees) under our LTIP of a nonqualified stock option with respect to 4,500 Shares with an exercise price equal to the fair market value of the Shares on the option grant date. The options are fully vested and exercisable upon grant and are scheduled to expire eight years after the grant date.

D. Starwood Preferred Guest Program Points and Rooms

In 2006, each Director received an annual grant of 250,000 Starwood Preferred Guest (“SPG”) Points and 18 free room nights in the Company’s hotels to encourage our Directors to visit and personally evaluate our properties. Directors are entitled to a tax gross up with respect to the free room nights. For 2007, the Company eliminated the 18 free nights and replaced it with an additional grant of 500,000 SPG Points, for a total of 750,000 SPG Points in 2007.

E. Other Compensation

The Company makes available to the Chairman of the Board administrative assistant services and health insurance coverage on terms comparable to those available to Starwood executives until the Chairman turns 70 years old and thereafter on terms available to Company retirees (including required contributions). The Chairman did not elect to receive such health insurance coverage in 2006 but has elected to commence such coverage effective January 1, 2007. The Company also reimburses directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, expenses related to attendance by spouses.

We have summarized the compensation paid by the Company to our non-employee Directors in 2006 in the table below.

	Fees Earned	Stock	Option	All Other
	or Paid in Cash	Awards(2)(3)	Awards(4)	Compensation(5)	Total
Name of Director(1)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Adam M. Aron(6)	5,000	20,760	54,492	—	80,252
Charlene Barshefsky	7,250	50,017	82,552	18,327	158,146
Jean-Marc Chapus	9,250	50,017	82,552	—	141,819
Bruce W. Duncan	10,500	82,535	82,552	30,909	206,496
Lizanne Galbreath	27,000	50,017	82,552	—	159,569
Eric Hippeau	35,750	50,017	82,552	19,317	187,636
Stephen R. Quazzo	15,500	50,017	82,552	—	148,069
Thomas O. Ryder	74,000	50,017	82,552	19,048	225,617
Daniel W. Yih	47,500	50,017	82,552	31,556	211,625
Kneeland C. Youngblood	73,000	25,087	82,552	—	180,639

(1)	Mr. Heyer is not included in this table because he was an employee of the Company and thus received no compensation for his services as a Director. Mr. Heyer’s 2006 compensation from the Company is disclosed in the Summary Compensation Table on page 25.

(2)	Includes 913 Shares granted to each Director, except Mr. Aron and Mr. Youngblood, in 2006 in three installments of 239 Shares each and one installment of 196 Shares. Mr. Youngblood elected to receive half of his annual fee in cash, and therefore, his amount only includes 458 Shares granted in 2006 in three installments of 120 Shares each and one installment of 98 Shares. Mr. Aron became a director on August 1, 2006, and therefore, his amount only includes 397 Shares granted in 2006 in one installment of 158 Shares and one installment of 239 Shares. As of December 31, 2006, each Director has the following aggregate number of Shares (deferred or otherwise) outstanding: Mr. Aron, 10,397; Ms. Barshefsky, 8,694; Mr. Chapus, 17,335; Mr. Duncan, 107,243; Ms. Galbreath, 1,641; Mr. Hippeau, 14,643; Mr. Quazzo, 23,445; Mr. Ryder, 9,597; Mr. Yih, 23,445; Mr. Youngblood, 4,792.

(3)	Represents the expense recognized for financial statement reporting purposes with respect to 2006 for the fair value of restricted stock and restricted stock units granted in 2006, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 20 of the Company’s financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the Directors. Mr. Duncan’s grants of restricted stock units for serving as Chairman of the Board generally vest on the earlier of (i) three years from the date of grant or (ii) the date Mr. Duncan ceases to be a director for any reason. Vested units are paid out in Shares during the first calendar quarter following the earlier of (i) 10 years from the date of grant or (ii) the year in which Mr. Duncan ceases to be a director for any reason. As a result, the expense recognized by the Company for such grants is not fully realized on the grant date but is spread out over the vesting period.

(4)	Represents the expense recognized for financial statement reporting purposes with respect to 2006 for the fair value of stock options granted in 2006, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 20 of the Company’s financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the Directors. As of December 31, 2006, each Director has the following aggregate number of stock options outstanding: Mr. Aron, 3,375; Ms. Barshefsky, 27,495; Mr. Chapus, 52,490; Mr. Duncan, 43,992; Ms. Galbreath, 10,998; Mr. Hippeau, 45,151; Mr. Quazzo, 54,990; Mr. Ryder, 32,994; Mr. Yih, 10,998; Mr. Youngblood, 32,994.

(5)	We reimburse directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, attendance by spouses. In addition, in 2006 Directors were eligible for 18 free room nights in the Company’s hotels, 250,000 SPG Points and the cost of an administrative assistant for the Chairman of the Board. Directors also receive interest on deferred dividends and tax gross-ups on the free room nights. The value of the free room nights is determined on the same basis as payments to hotels for guests staying under the SPG Program. Pursuant to SEC rules, perquisites and personal benefits are not reported for any Director for whom such amounts were less than $10,000 in the aggregate for 2006 but must be identified by type for each Named Executive Officer for whom such amounts were equal to or greater than $10,000 in the aggregate. SEC rules do not require specification of the value of any type of perquisite or personal benefit provided to the Directors because no such value exceeded $25,000.

(6)	Mr. Aron was elected a Director of the Company in August 2006 by the Board.

Pursuant to SEC rules, the following table specifies the value for each other element of All Other Compensation that is valued in excess of $10,000.

Deferred Dividends
on Restricted
Stock Units
Name	($)
(a)	(b)

Duncan	13,420
Hippeau	10,860
Yih	12,918

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee, which is comprised entirely of “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws, serves as an independent and objective party to assist the Board in fulfilling its oversight responsibilities including, but not limited to, (i) monitoring the quality and integrity of the Company’s financial statements, (ii) monitoring compliance with legal and regulatory requirements, (iii) assessing the qualifications and independence of the independent registered public accounting firm and (iv) establishing and monitoring the Company’s systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee operates under a written charter which meets the requirements of applicable federal securities laws and the NYSE requirements.

In the first quarter of 2007, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management, the Company’s internal auditors and the independent registered public accounting firm, Ernst & Young. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, “Independence Discussion with Audit Committees,” as amended, and discussed with the registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee of the Board of Directors

Thomas O. Ryder (chairman)
Daniel W. Yih
Kneeland C. Youngblood
Lizanne Galbreath

Audit Fees

The aggregate amounts paid by the Company for the fiscal years ended December 31, 2006 and 2005 to the Company’s principal accounting firm, Ernst & Young, are as follows (in millions):

	2006	2005

Audit Fees(1)	$4.5	$4.3
Audit-Related Fees(2)	$1.8	$3.3
Tax Fees(3)	$0.2	$0.2
All other fees(4)	—	—

Total	$6.5	$7.8

(1)	Audit fees include the fees paid for the annual audit, the review of quarterly financial statements and assistance with regulatory and statutory filings, the audit of the Company’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal controls over financial reporting were maintained in all material respects and for the attestation of management’s report on the effectiveness of internal controls over financial reporting.

(2)	Audit-related fees include approximately $2.2 million associated with the sale of 33 hotels to Host Hotels & Resorts ($1.2 million of which was reimbursed to the Company) and fees for the audits of employee benefit plans and audits required by debt or other contractual agreements.

(3)	Tax fees include fees for the preparation and review of certain foreign tax returns.

(4)	Fees were paid to Ernst & Young in connection with services provided to the Company involving certain litigation involving the Company.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year. The engagement letter must be formally accepted by the Audit Committee before any audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. The Audit Committee may delegate authority to one of its members to pre-approve all audit/non-audit services by the independent registered public accounting firm, as long as these approvals are presented to the full Audit Committee at its next regularly scheduled meeting.

Management submits to the Audit Committee all non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the registered public accounting firm and would be permissible under all applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by the Company for those services.

All audit and permissible non-audit services provided by Ernst & Young to the Company for the fiscal years ended December 31, 2006 and 2005 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies of the Board of Directors of the Company

The policy of the Board of Directors of the Company provides that any contract or transaction between the Company and any other entity in which one or more of its Directors or executive officers are directors or officers, or have a financial interest, must be approved or ratified by the Governance and Nominating Committee (which is currently comprised of Stephen R. Quazzo, Ambassador Barshefsky and Eric Hippeau) or by a majority of the disinterested Directors, in either case after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.

Employee Loans

The Company on occasion made loans to employees, including executive officers, prior to August 23, 2002, principally in connection with home purchases upon relocation. As of December 31, 2006, approximately $1 million in loans to five employees were outstanding. All of these loans were non-interest bearing, and the majority were home loans. Home loans are generally due five years from the date of issuance or upon termination of employment and are secured by a second mortgage on the employee’s home. Theodore W. Darnall, a former executive officer, received a home loan in connection with relocation in 1996 and 1998 (original balance of $750,000 ($150,000 bridge loan in 1996 and $600,000 home loan in 1998)). Mr. Darnall repaid $600,000 in 2003. As a result of the acquisition of ITT Corporation in 1998, restricted stock awarded to Mr. Darnall in 1996 vested at a price for tax purposes of $53 per Share. This amount was taxable to Mr. Darnall at ordinary income rates. By late 1998, the value of the stock had fallen below the amount of income tax owed. In order to avoid a situation in which the executive could be required to sell all of the Shares acquired by him to cover income taxes, in April 1999 the Company made an interest-bearing loan at 5.67% to Mr. Darnall of approximately $416,000 to cover the taxes payable. Mr. Darnall’s loan was repaid in 2004. The balance of the bridge loan was repaid in 2006 when Mr. Darnall left the Company.

Other

Brett Gellein is Director, Acquisitions and Pre-Developments for Starwood Vacation Ownership. Mr. Gellein’s salary and bonus were $86,769 for 2005 and $99,201 for 2006. On February 28, 2007, Mr. Gellein also received a restricted stock award of 691 Shares. On February 10, 2005, Mr. Gellein received an option to purchase 611 Shares with an exercise price of $48.39 (as adjusted for the transaction with Host Hotels & Resorts, Inc.). Brett Gellein is the son of Raymond L. Gellein, Jr., who is the Chairman of the Board and Chief Executive Officer of Starwood Vacation Ownership and President of the Real Estate Group.

OTHER MATTERS

The Board is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the Shares represented thereby in accordance with their discretion.

SOLICITATION COSTS

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and may also be made by telephone or in person using the services of a number of regular employees of the Company at nominal cost. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of Shares. The Company has engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $13,000 plus reasonable out-of-pocket expenses.

HOUSEHOLDING

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your Shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Starwood Hotels & Resorts Worldwide, Inc., White Plains, NY 10604 or by calling (914) 640-8100. You may also obtain a copy of the proxy statement and annual report from the investor relations page on the Company’s website (www.starwoodhotels.com/corporate/investor relations.html). Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting and have it included in the Company’s proxy materials, the Company must receive your proposal by December 27, 2007, and the proposal must comply with the rules of the SEC.

If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting without having the proposal included in the Company’s proxy materials, you must comply with the current advance notice provisions and other requirements set forth in the Company’s Bylaws, including that the Company must receive your proposal on or after February 13, 2008 and on or prior to March 10, 2008, with certain exceptions if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2007 Annual Meeting.

If the Company does not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2008 Annual Meeting.

The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

You should address your proposals or nominations to the Corporate Secretary, Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604.

By Order of the Board of Directors
STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.

Kenneth S. Siegel
Corporate Secretary

April 26, 2007

APPENDIX A

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
FORM OF AMENDMENT AND RESTATED CHARTER

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT
~~AS OF MAY 7, 2004~~

~~1.~~ARTICLE I:  Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

~~2.~~ARTICLE II:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

FIRST:  The name of the corporation (“Corporation”) is: Starwood Hotels & Resorts Worldwide, Inc.

SECOND:  The purposes for which the Corporation is formed are as follows:

(a) To lease hotels, to acquire hotels, to manage hotels and other real property, either directly or by entering into management contracts, to perform services relating to real estate and to engage in other activities involving hotels and other real estate.

(b) To engage in any lawful act or activity for which corporations may be organized under, and to have and exercise any and all powers or privileges now or hereafter conferred by, the Maryland General Corporation Law or any Act amendatory thereof or supplemental thereto or in substitution therefor.

THIRD:  The post office address of the principal office of the Corporation in Maryland is:

The Corporation Trust Incorporated
300 East Lombard Street
Baltimore, Maryland 21202

FOURTH:  The name and post office address of the resident agent of the Corporation in Maryland is:

The Corporation Trust Incorporated
300 East Lombard Street
Baltimore, Maryland 21202

The resident agent is a Maryland corporation.

FIFTH:  (a) The total number of shares of stock which the Corporation has authority to issue is one billion ~~three~~ two hundred ~~and fifty~~ million (1,~~350~~ 200,000,000) shares, consisting of (a) one billion (1,000,000,000) shares of common stock with a par value of $0.01 per share~~,~~ (the “Common Stock”) and (b) two hundred million (200,000,000) shares of preferred stock with a par value of $0.01 per share~~, (c) fifty million (50,000,000) shares of excess common stock with a par value of $0.01 per share, and (d) one hundred million (100,000,000) shares of excess preferred stock with a par value of $0.01 per share.~~ (the “Preferred Stock”), of which 1,000,000 shares have been classified as Series A Preferred Stock (as defined below). The preferred stock may be issued in such series and with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, if any, as may be fixed by the Board of Directors. ~~The excess common stock and the excess preferred stock shall have the rights provided in the NINTH Article hereof.~~ The aggregate par value of all shares of stock which the Corporation has authority to issue is twelve million Dollars ($12,000,000) ~~thirteen million five hundred thousand Dollars ($13,500,000)~~. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

(b) Series A Junior Participating Preferred Stock of the Corporation. ~~Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”) in accordance with Section 2-208 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolution duly adopted at a meeting duly called and held, classified and designated~~ 1,000,000 shares ~~(the “Shares”) of preferred stock of the Corporation, par value $.01 per share,~~ of Preferred Stock are classified and designated as shares of Series A Junior Participating Preferred Stock of the Corporation, par value $.01 per share (the “Series A Preferred Stock”), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows:

1. Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and filing of articles supplementary in accordance with the Maryland General Corporation Law (the “MGCL”) stating that such increase or decrease has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation convertible into shares of Series A Preferred Stock.

2. Dividends and Distributions.  (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provisions for adjustment hereinafter set forth, ~~(i)~~ 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of ~~common stock, par value $.01 per share, of the Corporation (the “Common Stock”)~~ or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock ~~since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, plus (ii) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Class B Shares of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts, a Maryland real estate investment trust, or any successor (the “Trust”), or any shares of beneficial interest in the Trust into which such Class B Shares may be changed (such Class B Shares and any such shares into which such Class B Shares are changed being herein referred to as the “Class B Shares”) or a subdivision of the outstanding Class B Shares (by reclassification or otherwise), declared on the Class B Shares~~ since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after March 15, 1999 (the “Rights Declaration Date”) (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock or (z) combine the outstanding Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b)~~(i)~~ of the next preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. ~~In the event the Trust shall at any timeafter the Rights Declaration Date (X) declare any dividend on the Class B Shares payable in Class B Shares, (Y) subdivide the~~

~~outstanding Class B Shares or (Z) combine the outstanding Class B Shares into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b)(ii) of the second preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Class B Shares outstanding immediately after such event and the denominator of which is the number of Class B Shares that were outstanding immediately prior to such event.~~

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) ~~or the Trust declares a dividend or distribution on the Class B Shares (other than a dividend payable in Class B Shares)~~; provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock ~~or the Class B Shares~~ during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Preferred Stock with respect to dividends, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

(ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting rights. At any meeting at which the holders of Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request, or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and, if applicable, other classes of stock of the Corporation, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right, voting as a class, to elect two Directors, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors appointed by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in ~~the Charter~~this charter or ~~b~~Bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in ~~the Charter~~this charter or ~~b~~Bylaws). Any vacancies in the

Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action (including any merger or any issuance of Preferred Stock senior in right of payment or otherwise to the Series A Preferred Stock).

4. Certain Restrictions.  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

6. Liquidation, Dissolution or Winding Up.  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation (a “Liquidation Event”), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the sum (the “Series A Liquidation Preference”) of (a) $1000 per share, plus (b) an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment~~, plus (c) an amount equal to the fair market value (as determined in good faith by the Board of Directors) as of such date of all securities (or fractions thereof) then attached to a share of Common Stock for purposes of the Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Corporation and the Trust, as amended from time to time~~. Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A

Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the sum of (X) $1000 per share plus (Y) an amount equal to accrued and unpaid dividends and distributions on the Series A Preferred Stock, whether or not declared, to the date of payment of the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of stock which rank prior to or on a parity with Series A Preferred Stock, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. In determining whether a distribution (other than upon the occurrence of a Liquidation Event), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series A Preferred Stock whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that would be held or receivable upon the consummation of such consolidation, merger, combination or other transaction by a holder of a ~~Unit~~share of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

9. Ranking.  The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

10. Amendment.  The ~~Charter~~charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

11. Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

SIXTH:  (a) The Corporation shall have nine Directors, which number may be changed from time to time in such manner as the ~~By-Laws~~Bylaws of the Corporation shall provide. At each annual meeting of stockholders beginning at the annual meeting of stockholders in 2005, all Directors shall be elected and hold office for a term of one year. Directors may be re-elected any number of times. Each Director shall hold office until the election and qualification of his or her successor.

(b) Except as otherwise required by law, unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from any cause shall be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the numbers of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

(c) The names of the Directors of the Corporation ~~as of the restatement of the Charter herein set forth~~who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified are as follows:

Adam Aron
Charlene Barshefsky
Jean-Marc Chapus
Bruce W. Duncan
Lizanne Galbreath
Eric Hippeau
Stephen R. Quazzo
Thomas O. Ryder
~~Barry S. Sternlicht~~
~~Daniel W. Yih~~
Kneeland C. Youngblood

SEVENTH:  Notwithstanding the provisions of the SIXTH Article or any limitations on removal of Directors, the stockholders of the Corporation may remove any director, but only for cause, and only by the affirmative vote of two-thirds (2/3) of all the votes entitled to be cast for the election of Directors.

EIGHTH:  No holder of capital stock of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or any options or warrants for such stock or any rights to subscribe to or purchase such stock or securities convertible into or exchangeable for such stock whether now or hereafter authorized or whether issued for money, for a consideration other than money, or for no consideration.

NINTH:  ~~Restrictions on the transferability of stock of the Corporation are as follows:(a) Subject to paragraphs (b), (c) and (d) of this NINTH Article, upon~~Upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

~~(b) Beginning at the time that the payment of a distribution in kind of the shares of common stock of the Corporation shall have occurred (“effective time of the restriction”), and continuing thereafter until such time as the~~

~~limitation on transfer provided for in the Pairing Agreement to be entered into by Starwood Lodging Trust, a Maryland real estate investment trust (“SLT”), and the Corporation shall be terminated:~~

~~(i) The shares of common stock of the Corporation shall not be transferable, and shall not be transferred on the books of the Corporation unless (1) a simultaneous transfer of a like number of shares of SLT is made by the same transferor to the same transferee, or (2) such transferor has previously arranged with SLT for the acquisition by the transferee of a like number of shares of SLT, and in each case such shares are paired with one another.~~

~~(ii) Each certificate evidencing ownership of shares of SLT issued and not canceled prior to the effective time of the restriction shall be deemed to evidence a like number of shares of common stock of the Corporation.~~

~~(iii) Any registered holder of a certificate evidencing ownership of shares of SLT issued prior to the effective time of the restriction may, upon request and presentation of such certificate to the Corporation’s transfer agent, obtain in substitution therefor a certificate or certificates registered in such holder’s name evidencing the same number of shares of common stock of the Corporation and a like number of shares of SLT.~~

~~(iv) A legend shall be placed on the face of each certificate evidencing ownership of shares of common stock of the Corporation issued after the effective time of the restriction, referring to the restrictions on transfer set forth herein.~~

~~(c) Restrictions on Transfer.~~

~~(i) Definitions. The following terms shall have the following meanings:~~

~~“Beneficial Ownership” shall mean ownership of shares of capital stock by a Person who would be treated as an owner of such shares of capital stock directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.~~

~~“Charitable Beneficiary” shall mean the organization or organizations described in Sections 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.~~

~~“Code” shall mean the Internal Revenue Code of 1986 as amended from time to time.~~

~~“Excess Shares” shall mean the excess common stock and the excess preferred stock.~~

~~“Excess Share Trust” shall mean the trust created pursuant to paragraph (d) of this NINTH Article.~~

~~“Excess Share Trust Beneficiary” shall mean a beneficiary of the Excess Share Trust as determined pursuant to paragraph (d) of this NINTH Article.~~

~~“Excess Share Trustee” shall mean Nina Matis or any successor appointed pursuant to paragraph (d) of this NINTH Article.~~

~~“Market Price” of any class of shares of capital stock on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The “Closing Price” on any date shall mean (1) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (2) if such class of shares of capital stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of shares of capital stock is listed or admitted to trading, or (3) if such class of shares of capital stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (4) if such class of shares of capital stock is not quoted by any such organization, the~~

~~average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of shares of capital stock selected by the Board of Directors.~~

~~“Ownership Limit” shall mean (i) in the case of a Person other than an Existing Holder (as defined below), Beneficial Ownership of more than eight percent (8.0%), by value, vote or number, of the shares of capital stock and (ii) in the case of a Person who or which was the Beneficial Owner, as of February 1, 1995 (the “Amendment Date”), of more than 8.0% (by vote, value or number) of the shares of capital stock (any such Person being referred to as an “Existing Holder”), a percentage (by vote, value or number) equal to the lesser of (a) 9.9% and (b) the percentage of shares of capital stock Beneficially Owned by such Existing Holder as of the Amendment Date; provided that if, at any time and from time to time after the Amendment Date, the percentage of shares of capital stock Beneficially Owned by an Existing Holder shall decrease (whether by reason of a disposition by such Existing Holder, an increase in the number of outstanding shares of capital stock or otherwise), then from and after the time of such decrease the Ownership Limit in the case of such Existing Holder shall be a percentage (by vote, value or number) equal to the greater of (x) 8.0% and (y) the percentage of shares of capital stock Beneficially Owned by such Existing Holder after giving effect to such decrease.~~

~~“Person” shall mean any individual, corporation, partnership, joint stock company or association, joint venture, association, company, trust, bank, limited liability company, estate, foundation or other entity and any government, agency or political subdivision thereof.~~

~~“Purported Beneficial Holder” shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the Person for whom the Purported Record Holder held shares of capital stock that were, pursuant to paragraph (c)(iii) of this NINTH Article, automatically converted into Excess Shares upon the occurrence of such event.~~

~~“Purported Beneficial Transferee, shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of capital stock if such Transfer had been valid under paragraph (c)(ii) of this NINTH Article.~~

~~“Purported Record Holder” shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the record holder of the shares of capital stock that were, pursuant to paragraph (c)(iii) of this NINTH Article, automatically converted into Excess Shares upon the occurrence of such event.~~

~~“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the shares of capital stock if such Transfer had been valid under paragraph (c)(ii) of this NINTH Article.~~

~~“REIT” shall mean a real estate investment trust for federal income tax purposes.~~

~~“Restriction Termination Date” shall mean the first day of the taxable year for which the Trustees of SLT have determined to terminate SLT’s status as a REIT.~~

~~“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of shares of capital stock (including (1) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of shares of capital stock or (2) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of capital stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for capital stock shall be determined in accordance with Sections 318 and 544 of the Code.~~

~~(ii) Restrictions on Transfers and Other Events. On or after the Restriction Termination Date, the provisions of paragraphs (c) and (d) of this NINTH Article shall be of no further force and effect. Prior to the Restriction Termination Date and except as provided in subparagraph (ix) below:~~

~~(1) No Person shall Beneficially Own shares of capital stock in excess of the Ownership Limit;~~

~~(2) Any Transfer that, if effective, would result in any Person Beneficially Owning shares of capital stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of capital~~

~~stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of capital stock in excess of the Ownership Limit;~~

~~(3) Any Transfer that, if effective, would result in the shares of capital stock being Beneficially Owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio and the intended transferee shall acquire no rights in such shares of capital stock; and~~

~~(4) Any Transfer of shares of capital stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (applied as if the Corporation was a REIT) shall be void ab initio as to the Transfer of that number of shares of capital stock which would cause SLT to be “closely held” within the meaning of Section 856(h) of the Code and the intended transferee shall acquire no rights in such shares of capital stock.~~

~~(iii) Conversion into Excess Shares.~~

~~(1) If, notwithstanding the other provisions contained in this NINTH Article, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own shares of capital stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (ix) below, such shares of capital stock which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into that number of shares of excess common stock or excess preferred stock, as appropriate, equal to the number of shares of capital stock being converted, as further described in clause (3) below. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.~~

~~(2) If, notwithstanding the other provisions contained in this NINTH Article, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code (applied as if the Corporation was a REIT), then the shares of capital stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other shares of capital stock, the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into that number of shares of excess common stock or excess preferred stock, as appropriate, equal to the number of shares of capital stock being converted, as further described in clause (3) below. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.~~

~~(3) Upon conversion of common stock or preferred stock into Excess Shares pursuant to subparagraph (iii), common stock shall be converted into excess common stock and preferred stock shall be converted in excess preferred stock.~~

~~(iv) Remedies for Breach.  If the Board of Directors or its designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of paragraph (c)(ii) of this NINTH Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of capital stock in violation of paragraph (c)(ii) of this NINTH Article, the Board of Directors or its designees may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of paragraph (c)(ii) of this NINTH Article, shall be void ab initio and automatically result in the conversion described in paragraph (c)(iii), irrespective of any action (or non-action) by the Board of Directors or its designees.~~

~~(v) Notice of Restricted Transfer.  Any Person who acquires or attempts to acquire shares of capital stock in violation of paragraph (c)(ii) of this NINTH Article, or any Person who is a purported transferee such that Excess Shares result under paragraph (c)(iii), shall immediately give written notice to the Corporation of such Transfer, attempted Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on SLT’s status as a REIT.~~

~~(vi) Owners Required to Provide Information.  Prior to the Restriction Termination Date:~~

~~(1) Every Beneficial Owner of five percent (5% or more, by value, vote or number, or such lower percentages as required pursuant to regulations under the Code (applied as if the Corporation was a REIT), of the outstanding shares of capital stock shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of capital stock Beneficially Owned, and a description of how such shares are held.~~

~~(2) Each Person who is a Beneficial Owner of shares of capital stock and each Person (including the shareholder of record) who is holding shares of capital stock for a Beneficial owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to ensure compliance with the ownership Limit and SLT’s compliance with the REIT requirements of the Code and the regulations published thereunder.~~

~~(vii) Remedies Not Limited.  Subject to paragraph (c)(xii) of this NINTH Article, nothing contained in this NINTH Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect SLT and the interests of the Corporation’s stockholders by preservation of SLT’s status as a REIT and to ensure compliance with the Ownership Limit.~~

~~(viii) Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this paragraph (c) or paragraph (d), including any definition contained in subparagraph(c)(i), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (c) or paragraph (d) with respect to any situation based on the facts known to them.~~

~~(ix) Exception.  The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that SLT’s status as a REIT will not be jeopardized, may exempt a Person from the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person’s Beneficial Ownership of shares of capital stock will not jeopardize SLT’s status as a REIT.~~

~~(x) Legend.  Until the Restriction Termination Date, each certificate for the respective class of shares of capital stock shall bear the following legend:~~

~~The shares of capital stock represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors, no Person may (1) Beneficially Own shares of capital stock in excess of 8.0% of the outstanding shares of capital stock, by value, vote or number, determined as provided in the Corporation’s Articles of Incorporation, as the same may be amended from time to time (the “Articles”), and computed with regard to all outstanding shares of capital stock and, to the extent provided by the Code, all shares of capital stock issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own shares of capital stock which would result in SLT being “closely held.” Unless so excepted, any acquisition of shares of capital stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of capital stock represented hereby will be automatically converted into Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on an annual basis. All terms not defined in this legend have the meanings provided in the Articles. The Corporation will mail without charge to any requesting stockholder a copy of the Articles, including the express terms of each class and series of the authorized shares of capital stock of the Corporation, within five (5) days after receipt of a written request therefor.~~

~~(xi) Severability.  If any provision of this NINTH Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the~~

~~remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.~~

~~(xii) New York Stock Exchange Transactions.  Nothing in this NINTH Article shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.~~

~~(d) Excess Shares.~~

~~(i) Ownership In Trust.  Upon any purported Transfer or other event that results in Excess Shares pursuant to paragraph (c)(iii) of this NINTH Article, such Excess Shares shall be deemed to have been transferred to Nina Matis (or any successor Excess Share Trustee), as Excess Share Trustee of the Excess Share Trust for the benefit of such Excess Share Trust Beneficiary or Beneficiaries and the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Shares so held in trust shall be issued and outstanding shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in paragraph (d)(v). Nina Matis, or any successor Excess Share Trustee, may resign by appointing a person independent of SLT, the Corporation or any Excess Share Trust Beneficiary as the Excess Share Trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.~~

~~(ii) Dividend Rights.  Excess Shares shall be entitled to the same dividends determined as if no conversion into Excess Shares had occurred. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of capital stock have been converted into Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.~~

~~(iii) Rights Upon Liquidation.  Excess Shares shall not be entitled to receive any portion of the assets of the Corporation on the liquidation or dissolution of the Corporation. Upon conversion of Excess Shares into shares of capital stock pursuant to paragraph (d)(v), such shares shall be entitled to receive their pro rata share of the assets of the Corporation as a result of the liquidation or dissolution of the Corporation.~~

~~(iv) Voting Rights.  The Excess Share Trustee shall vote the Excess Shares which shall have the same voting rights as the shares of capital stock into which they are to be converted pursuant to paragraph (d)(v). Any vote cast by the Purported Beneficial Transferee or Purported Record Transferee will, at the option of the Excess Share Trustee, be void ab initio.~~

~~(v) Restrictions On Transfer; Designation of Excess Share Trust Beneficiary.  (1) Excess Shares shall not be transferable. The Excess Share Trustee may freely designate an Excess Share Trust Beneficiary of all or any portion of the beneficial interest in the Excess Share Trust (representing the number of Excess Shares held by the Excess Share Trust attributable to a purported Transfer or other event that results in Excess Shares and designated as to number and class of shares pursuant to the notice provision of this clause), if the Excess Shares held in the Excess Share Trust would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Share of Beneficial Interest in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Shares (through a gift, devise or other transaction), a price per share of Excess Shares equal to the Market Price of the shares of capital stock on the date of the purported Transfer that resulted in the Excess Shares. If Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee or (B) the Market Price of the shares of capital stock on the date of the event that resulted in Excess Shares. Upon such transfer of an interest in the Excess Share Trust, the corresponding shares of Excess Shares in the Excess Share Trust shall be automatically converted into such~~

~~number of shares of common or preferred stock (of the same class as the shares that were converted into such Excess Shares) as is equal to the number of shares of Excess Shares, and such shares of common or preferred stock shall be transferred of record to the Excess Share Trust Beneficiary of the interest in the Excess Share Trust designated by the Excess Share Trustee as described above if such shares of capital stock would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. Prior to any transfer of any interest in the Excess Share Trust, the Corporation must have waived in writing its purchase rights, if any, under paragraph (d)(vi). Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Corporation shall pay the costs and expenses of the Excess Share Trustee.~~

~~(2) Notwithstanding the foregoing, if a Purported Beneficial Transferee, Purported Beneficial Holder or the Excess Share Trustee receives a price for an interest in the Excess Share Trust that exceeds the amounts allowable under paragraph (d)(v)(1) of this NINTH Article, such Purported Beneficial Transferee or Purported Beneficial Holder shall be personally liable to, and shall pay, or cause the Excess Share Trust Beneficiary of the interest in the Excess Share Trust to pay, such excess to the Excess Share Trustee who shall pay over such excess to the Charitable Beneficiary.~~

~~(3) Notwithstanding the foregoing, if the provisions of this paragraph (d)(v) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation, in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Corporation.~~

~~(vi) Purchase Right in Excess Shares.  Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Excess Share equal to (I) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the shares of capital stock in the transaction that created such Excess Shares (or, in the case of devise or gift, the Market Price of the shares of capital stock at the time of such devise or gift), or (B) the lowest Market Price of the class of shares of capital stock which resulted in the Excess Shares at any time after the date such shares were converted into Excess Shares and prior to the date the Corporation, or its designee, accepts such offer or (II) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the shares of capital stock on the date of such event or (B) the lowest Market Price for shares of capital stock which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to paragraph (c)(v) of this NINTH Article.~~

~~(e) Notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock required by law or these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then-outstanding shares of capital stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this NINTH Article.~~

TENTH:  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s ~~By-Laws~~Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such ~~by-laws~~Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the

Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ELEVENTH:  The provisions for the regulation of the internal affairs of the Corporation are to be stated in the Bylaws of the Corporation, as the same may be amended from time to time.

TWELFTH:  Any amendments to ~~these Articles of Incorporation~~ the Charter of the Corporation shall be approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

THIRTEENTH:  The Corporation shall not consummate a consolidation, merger, exchange or sale, lease, exchange or other transfer of all or substantially all of its assets, the stockholder approval of which is required by applicable law, unless such transaction is approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

FOURTEENTH:  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. No amendment to ~~these Articles of Incorporation~~ the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the effect of this FOURTEENTH Article with respect to any act or omission which occurs prior to such amendment or repeal.

FIFTEENTH:  In order to enable the Corporation and any Subsidiary (as hereinafter defined) to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without the United States of America, which licenses, franchises or other regulatory approvals are conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications (the “Gaming Licenses”), and in order to insure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws and regulations governing the conduct of gaming and related businesses (the “Gaming Laws”), the following provisions are made and shall apply for so long as the Corporation is subject to Gaming Laws:

(a) Securities (as hereinafter defined) of the Corporation shall be subject to redemption by the Corporation, pursuant to Section 78.196 of the Nevada Revised Statutes or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any Gaming License held by the Corporation or any Subsidiary.

(b) Securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any Gaming Law (a “Disqualified Holder”), such holder shall dispose of all of the Corporation’s Securities held by such holder within the 120 day period (the “Disposition Period”) commencing on the date (the “Notice Date”) upon which the Corporation shall have received notice from a Gaming Authority of such holder’s disqualification or unsuitability (the “Disqualification Notice”). Promptly following its receipt of a Disqualification Notice, the Corporation shall cause such Disqualification Notice to be delivered to the Disqualified Holder named therein by personal delivery, by mailing it to the address shown on the Corporation’s books and records or through the use of any other reasonable means. Failure of the Corporation to provide such Disqualification Notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

(c) If any Disqualified Holder fails to dispose of the Corporation’s Securities within the Disposition Period, the Corporation may redeem such Securities at the lesser of (1) the lowest closing sale price of such Securities on any trading day during the Disposition Period or (2) such Disqualified Holder’s original purchase price~~; provided, that if the Securities to be so redeemed are paired with securities of SLT (the Securities of the Corporation and the securities of SLT when so paired being herein referred to as “Paired Securities”) pursuant to the Pairing Agreement, dated as of June 25, 1980, as amended, between SLT and the Corporation, the Corporation and SLT may redeem such Paired Securities for an aggregate amount equal to the lesser of (1) the lowest closing sale price of such Paired Securities on any trading day during the Disposition Period or (2) such Disqualified Holder’s original purchase price for such Paired Securities~~.

(d) Commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to:

(1) receive payments of dividends or interest upon any Securities of the Corporation held by such Disqualified Holder,

(2) exercise, directly or indirectly, any right conferred by the Corporation’s Securities upon the holders thereof, or

(3) receive any remuneration in any form, for services rendered or otherwise, from the Subsidiary of the Corporation that holds a Gaming License.

(e) The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this Article FIFTEENTH including, without limitation, (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to Paragraph (b) of this Article FIFTEENTH and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.

(f) The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article FIFTEENTH, and each holder of Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this Article FIFTEENTH will expose the Corporation to irreparable injury for which there is not adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article FIFTEENTH.

(g) A Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct or indirect costs (including attorney’s fees) incurred by the Corporation as a result of such holder’s continuing ownership of or failure to divest the Securities.

(h) The following definitions shall apply with respect to this Article FIFTEENTH:

(1) The term “Gaming Authorities” includes all governmental authorities within or without the United States of America which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. ~~With respect to the State of Nevada, the term “Gaming Authorities” shall include, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or their respective successors; and with respect to Atlantic City, New Jersey, the term “Gaming Authorities” shall include, without limitation, the New Jersey Casino Control Commission, the Division of Gaming Enforcement or their respective successors.~~

(2) The term “Securities” means any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, Common Stock, Preferred Stock, bonds, mortgages, debentures, security agreements, notes, warrants, options and rights.

(3) The term “Subsidiary” ~~(A) in matters relating to Gaming Laws of the State of New Jersey, shall have the definition set forth in the New Jersey Statutes Annotated 5:12-47 or (B) in matters relating to Gaming Laws outside of the State of New Jersey,~~ means (~~i~~A) a corporation, more than 50% of the outstanding voting securities of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote or; (~~ii~~B) a firm, association, partnership, limited liability company, trust or other form of business organization, not a natural person, of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote a majority interest; or, (C) a firm, association, partnership, limited liability company, trust or other form of business organization deemed or treated as a controlled affiliate pursuant to the Gaming Laws of the applicable jurisdiction.

~~3.~~ ARTICLE III:  The ~~foregoing~~amendment to and restatement of the charter ~~has~~as hereinabove set forth have been ~~approved~~duly advised by ~~a majority of~~ the ~~entire~~ Board of Directors and approved by the stockholders of the Corporation as required by law.

~~4. The charter is not amended by these Articles of Restatement.~~

~~5.~~ ARTICLE IV:  The current address of the principal office of the Corporation is as set forth in Article Third of the foregoing amendment and restatement of the charter.

~~6.~~ ARTICLE V:  The name and address of the Corporation’s current resident agent is as set forth in Article Fourth of the foregoing amendment and restatement of the charter.

~~7.~~ ARTICLE VI:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article Sixth of the foregoing amendment and restatement of the charter.

ARTICLE VII:  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was one billion three hundred and fifty million (1,350,000,000) shares, consisting of (a) one billion (1,000,000,000) shares of common stock with a par value of $0.01 per share, (b) two hundred million (200,000,000) shares of preferred stock with a par value of $0.01 per share, (c) fifty million (50,000,000) shares of excess common stock with a par value of $0.01 per share, and (d) one hundred million (100,000,000) shares of excess preferred stock with a par value of $0.01 per share. The aggregate par value of all shares of stock having par value was $13,500,000.

ARTICLE VIII:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is one billion and two hundred million (1,200,000,000) shares, consisting of (a) one billion (1,000,000,000) shares of common stock with a par value of $0.01 per share, and (b) two hundred million (200,000,000) shares of preferred stock with a par value of $0.01 per share. The aggregate par value of all authorized shares of stock having par value is $12,000,000.

ARTICLE IX:  The undersigned officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required, to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of ~~Restatement~~ Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President, General Counsel and Secretary and attested to by its Assistant Secretary on this ~~11th~~      day of May, ~~2004.~~2007.

ATTEST:	STARWOOD HOTEL & RESORTS WORLDWIDE, INC.

By: _ _	By: _ _	(SEAL)

APPENDIX B

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS

Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) has determined that it is of the utmost importance that the Company maintain financial reporting practices that are consistent with the highest professional standards and in full compliance with applicable regulatory requirements. The Board of Directors of the Corporation (the “Board”) believes that an effective Audit Committee is one means to meet this objective. Accordingly, in order to define clearly the responsibilities and duties of the Audit Committee, the Board has unanimously adopted this Charter (this “Charter”) which sets forth the purposes, composition and governing policies and procedures for the Audit Committee.

The Board recognizes, however, that neither the Audit Committee nor this Charter is a guaranty of the accuracy or quality of the consolidated financial statements or accounting practices of the Company, and nothing herein is intended to expand applicable standards of liability under the law for directors of the Company. The Board also recognizes that meeting the responsibilities of an Audit Committee in a dynamic business environment requires a degree of flexibility based on thoughtful deliberation. Accordingly, the purposes and procedures outlined in this Charter are meant to serve as guidelines rather than inflexible rules, and the Audit Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Purpose

The Audit Committee shall serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities by:

•	Monitoring the quality and integrity of the Company’s consolidated financial statements;

•	Monitoring the Company’s compliance with legal and regulatory requirements;

•	Assessing the independent public registered accounting firm’s (the “Independent Accountant”) qualifications and independence;

•	Reviewing and appraising the performance of the Company’s internal audit function (“Global Compliance”) and that of the Independent Accountant.

•	Establishing and monitoring, including evaluating the effectiveness of, the Company’s systems of internal controls over financial reporting, accounting, legal compliance and ethics established by the Board and/or management;

•	Reviewing the Company’s auditing, accounting and financial recording and reporting processes;

•	Reviewing the financial reports and other financial information provided by the Company to the United States Securities and Exchange Commission (the “SEC”); and

•	Providing an open avenue of communication among the Independent Accountant, financial and senior management, Global Compliance and the Board.

In general, the Audit Committee shall perform such activities as are consistent with this Charter, the Company’s By-Laws, governing law and the rules of any national securities exchange on which the Company’s securities are listed, as the Audit Committee or the Board deems necessary or appropriate.

Composition and Qualifications

The Audit Committee shall be comprised of not less than three directors as determined by the full Board. Each member of the Audit Committee shall meet the independence requirements of the New York Stock Exchange (the

“NYSE”) and the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”). All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Audit Committee shall have accounting or related financial management expertise as required by the NYSE and at least one member (which may be the same member) shall be an “audit committee financial expert” under the requirements of the Exchange Act. Determinations as to whether a particular director satisfies the requirements for membership shall be made by the full Board.

In recognition of the time demands placed on members of the Audit Committee, each member should realistically assess his or her other responsibilities and commitment to determine whether he or she will be able to devote sufficient attention to the responsibilities of membership on the Audit Committee. No member of the Committee may serve on audit committees of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee of the Company and (ii) discloses such determination in the annual proxy statement.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board (after considering any recommendations of the Nominating and Governance Committees of the Board) and shall serve on the Audit Committee until the next annual organizational meeting or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Board, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership. A majority of the members of the Committee shall constitute a quorum for a meeting and the affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee. The Committee shall otherwise establish its own rules of procedure.

Meetings

The Audit Committee shall meet at least quarterly, and more frequently as circumstances dictate. In addition, the Audit Committee should meet at least annually, and more frequently as circumstances dictate, with (i) the Company’s senior management, (ii) Global Compliance and (iii) the Independent Accountant in separate executive sessions to discuss any matters that the Audit Committee or any of these groups determine should be discussed in private.

Minutes shall be taken at each meeting of the Audit Committee by the Secretary of the Company or another person designated by the Audit Committee and included in the permanent minute books of the Company.

Responsibilities and Duties

As a means of assisting the Board in its oversight responsibilities, the Audit Committee shall have the following responsibilities and duties:

Documents/Reports Review

1. Review and discuss with management and the Independent Accountant prior to public dissemination, the Company’s annual audited consolidated financial statements, previously unreleased financial information contained in any current report and quarterly consolidated financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Also, the Committee shall discuss the results of quarterly reviews and annual audits, as applicable, and any other matters required to be communicated to the Committee by the Independent Accountant under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).

2. Review and discuss with management and the Independent Accountant prior to public dissemination the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). Subject to the foregoing, the members of the Audit Committee are not responsible for the specifics of any projections, forecasts or forward looking statements relating to the Company’s future performance.

Internal Control

1. Review and discuss with management, the internal auditors and the Independent Accountant:

(a) management’s process for assessing the effectiveness of internal control over financial reporting under Sections 302 and 404 of the Sarbanes-Oxley Act;

(b) management’s conclusion of the effectiveness and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures (including computerized information system disclosure controls and security to the extent required by Section 404 of the Sarbanes-Oxley Act), including (i) management’s quarterly certification of the Company’s disclosure controls and procedures and any reports of material weaknesses in internal control over financial reporting and actions taken to remedy any such weaknesses, (ii) management’s annual assessment of the Company’s internal control over financial reporting, (iii) the Independent Accountant’s annual attestation report regarding management’s annual assessment of the Company’s internal control over financial reporting, and (iv) whether the Company’s internal control over financial reporting and disclosure controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported;

(c) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting and disclosure controls and procedures that could adversely affect the Company’s ability to record, process, summarize and report financial data, including the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the Independent Accountant’s;

(d) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and disclosure controls and procedures; and

(e) related findings and recommendations of management.

2. The Committee shall discuss with management, the internal auditors, and the Independent Accountant any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

Independent Accountant

1. Sole authority to retain and terminate the Independent Accountant and approve all audit engagement fees and terms. In this regard, the Committee shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the Independent Accountant engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (2) compensation to any advisors engaged by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

2. Inform each registered public accounting firm performing audit work for the Company that such firm shall report directly to the Committee.

3. Approve in advance any audit or non-audit engagement or relationship between the Company and the Independent Accountant, provided that, such firm shall not be retained for any “prohibited non-auditing services.”

The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or consolidated financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; (ix) development of opinions on “black box” type tax structures and (x) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of their members the authority to approve in advance all audit or non-audit services to be provided by the Independent Accountant so long as it is presented to the full Committee at a later time.

4. Review, at least annually, the qualifications, performance and independence of the Independent Accountant. In conducting its review and evaluation, the Committee should:

(a) Obtain and review a report by the Company’s Independent Accountant describing: (i) the Independent Accountant’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Accountant, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such accountant, and any steps taken to deal with any such issues; and (iii) the Independent Accountant’s independence and all relationships between the Independent Accountant and the Company;

After reviewing the foregoing report and the Independent Accountant’s work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and Global Compliance.

(b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

5. The Committee shall discuss with Global Compliance and the Independent Accountant the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

Financial Reporting

1. In consultation with the Independent Accountant, management and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the Independent Accountant reports from management and the Independent Accountant regarding: (i) the matters required to be discussed with the Independent Accountant by Statement of Auditing Standards No. 61, including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, including the quality, not just the acceptability of the policies, accounting estimates used by the Company, including any significant changes in the Company’s selection or application of accounting policies and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (ii) the matters required to be discussed with the Independent Accountant by Statement of Auditing Standards No. 90, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; (iii) discussions with management and the Independent Accountant regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements and the ramifications of the use of alternative disclosures and treatments; (iv) the matters required to be discussed with the Independent Accountant by Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP; (v) the clarity of the disclosures in the financial statements; and (vi) any other material written communications between the Independent Accountant and the Company’s management.

2. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the consolidated financial statements of the Company.

3. Review with the Independent Accountant (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the Independent Accountant’s activities or on access to requested information and management’s responses to such matters, (ii) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (iii) communications with the audit firm’s national office regarding a negative change in the risk assessment of the Company and (iv) any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Accountant to the Company.

4. Inquire as to the Independent Accountant’s view of the accounting treatment related to significant transactions or other significant matters or events not in the ordinary course of business.

5. Consider and, if appropriate, recommend to the full Board any significant changes to the Company’s auditing and accounting principles and practices suggested by management, Global Compliance and/or the Independent Accountant.

Process Improvement

1. Establish regular and separate systems of reporting to the Audit Committee by each of management, Global Compliance and the Independent Accountant regarding significant judgments made in management’s preparation of the consolidated financial statements and the view of each as to the appropriateness of such judgments.

2. Following completion of the annual audit, review separately with each of management, Global Compliance and the Independent Accountant any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management, Global Compliance and the Independent Accountant in connection with the preparation of the Company’s consolidated financial statements.

4. Review with management, Global Compliance and the Independent Accountant the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

5. In connection with filing the Company’s 10-Qs and 10-Ks and the certifications required under Sarbanes-Oxley Act of 2002 (“Sarbanes Certifications”), receive information from management relating to (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, (ii) any material weaknesses in internal controls that they have identified for the Company’s Independent Accountant, (iii) any disclosure to the Audit Committee and the Independent Accountant concerning any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (iv) the evaluation, as of the end of the period covered by the 10-Q or 10-K, as applicable, of the effectiveness of the Company’s disclosure controls and procedures and the conclusions of such evaluation.

Legal Compliance / General

1. Review periodically, with the Company’s General Counsel pending and threatened litigation or governmental actions or proceedings, legal compliance matters, including corporate securities trading policies and any other legal matter that could have a significant impact on the Company’s consolidated financial statements.

2. Discuss with management, Global Compliance and the Independent Accountant the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s overall anti-fraud programs and controls.

3. Set clear hiring policies for employees or former employees of the Independent Accountant that meet the SEC regulations and stock exchange listing standards. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Company if the CEO, Controller, CFO or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within three years of the initiation of the current audit.

4. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5. Review and recommend the appointment, reassignment, replacement, or dismissal of the CFO, Controller and the head of Global Compliance.

6. The Committee shall review the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company’s code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

Reports

1. Prepare all reports of the Audit Committee required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

2. Cause to be prepared annually, the written affirmation required by the NYSE concerning the adequacy of this Charter and the independence, financial literacy and financial management expertise of the Committee’s members.

3. Report regularly to the full Board:

(i) with respect to any issues that arise with respect to the quality or integrity of the Company’s consolidated financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Accountant or the performance of Global Compliance; and

(ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations, as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

4. In carrying out its duties and responsibilities under this Charter, the Committee may, as it deems appropriate, retain and obtain advice from outside legal, accounting and other advisors.

Other

1. Review the Company’s computerized information system controls and security.

2. Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC or the NYSE.

3. Review, at least semi-annually, a summary of the regular internal reports to management prepared by Global Compliance and management’s response, if any.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. The Committee also shall discuss with the Independent Accountant, its observations related to the effectiveness of the Committee. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee consider necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as they deem appropriate.

Adopted December 18, 2006

Directions To The Phoenician
6000 East Camelback Road
Scottsdale, Arizona 85251

From East

•	Take Interstate 10 to 44th Street North to Camelback Road.

•	Turn right onto Camelback Road and travel 2 miles to Phoenician Blvd. (also called Jokake Road).

•	Turn left onto the property.

From North

•	Take Interstate 17 to Camelback Road and

•	travel east 12 miles to Phoenician Blvd. (also called Jokake Road).

•	Turn left onto the property.

From West

•	Take I-10 to Express 202.

•	Then take the 44th Street Exit.

•	Turn left onto 44th Street and continue to Camelback Road.

•	Turn right and continue for 2 miles to Phoenician Blvd. (also called Jokake Road).

•	Turn left onto the property.

From Phoenix Sky Harbor International Airport

•	Exit Airport or take 44th Street North.

•	Travel 6 miles to Camelback Road and turn right (east).

•	Travel for 2 miles to Phoenician Blvd. (also called Jokake Road).

•	Approximately a 25 minute drive.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. Proxy for the Annual Meeting to be Held on May 24, 2007 THE PHOENICIAN 6000 East Camelback Road Scottsdale, Arizona 85251 This Proxy is Solicited by the Board of Directors I acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Starwood Hotels & Resorts Worldwide, Inc., each dated April 26, 2007. I appoint Bruce Duncan and Kenneth S. Siegel and each of them, proxies and attorney’s-in-fact, with full power of substitution, to represent me at Starwood’s Annual Meeting of Stockholders, to be held on May 24, 2007, at 10:00 a.m. local time, and at any postponed and re-convened meetings, and to vote all my shares of Starwood stock as I direct on the reverse side of this card. I revoke any proxy previously given by me with respect to such meeting. If no direction is indicated, the proxyholders will vote the shares represented by this proxy “FOR” Proposals 1, 2 and 3 and in the discretion of the proxyholders on any other matter that may properly come before the meeting. We encourage you to indicate your preference by marking the appropriate boxes on the other side. If you wish to vote in accordance with the directors’ recommendations, you may just sign and date on the other side. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC. May 24, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. 1 Please detach along perforated line and mail in the envelope provided. —— —— 20930300000000001000 6 052407 THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for NOMINEES: the fiscal year ending December 31, 2007. FOR ALL NOMINEES O Duncan O Aron O Barshefsky 3. Approval of an amendment and restatement of the Company’s WITHHOLD AUTHORITY FOR ALL NOMINEES O Chapus charter. O Galbreath FOR ALL EXCEPT O Hippeau To vote and otherwise represent the undersigned on any other matter which may (See instructions below) O Quazzo properly come before the meeting or any adjournment or postponement of the O Ryder meeting in the discretion of the proxy holder. O Youngblood INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC. May 24, 2007 PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. — OR — COMPANY NUMBER TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card ACCOUNT NUMBER available when you call. — OR — INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— —— 20930300000000001000 6 052407 THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for NOMINEES: the fiscal year ending December 31, 2007. FOR ALL NOMINEES O Duncan O Aron 3. Approval of an amendment and restatement of the Company’s WITHHOLD AUTHORITY O Barshefsky charter. FOR ALL NOMINEES O Chapus O Galbreath FOR ALL EXCEPT O To vote and otherwise represent the undersigned on any other matter which may Hippeau (See instructions below) properly come before the meeting or any adjournment or postponement of the O Quazzo meeting in the discretion of the proxy holder. O Ryder O Youngblood INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.